                                                                   Exhibit 10.17

                                  CONFIDENTIAL




                              ASSET SALE AGREEMENT



                                     Between

                   AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

                                       And

                             EAGLE & TAYLOR COMPANY,

                              As the Seller Parties


                                       And


                               EWD ACQUISITION CO.

                                    As Buyer




                                   Dated as of




                                 April 15, 2002

                                TABLE OF CONTENTS

                                                                                                              Page

ARTICLE 1            DEFINITIONS .............................................................................. 1
          1.1      Definitions ................................................................................ 1
ARTICLE 2            SALE AND PURCHASE OF THE ASSETS .......................................................... 2
          2.1      Transferred Assets ......................................................................... 2
          2.2      Excluded Assets ............................................................................ 3
          2.3      Assumption of Certain Liabilities .......................................................... 4
          2.4      Excluded Liabilities ....................................................................... 5
ARTICLE 3            THE CLOSING; PURCHASE PRICE .............................................................. 6
          3.1      Place and Date ............................................................................. 6
          3.2      Purchase Price and Deposit ................................................................. 7
          3.3      Intentionally Omitted ...................................................................... 7
          3.4      Allocation of Purchase Price ............................................................... 7
          3.5      Deliveries ................................................................................. 8
          3.6      Working Capital Adjustment ................................................................. 8
          3.7      Consents of Third Parties ..................................................................11
ARTICLE 4            REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES .....................................11
        4.1        Organization, Standing, Etc. of the Seller Parties .........................................12
        4.2        Corporate Ownership Structure ..............................................................12
        4.3        Corporate Authorization ....................................................................12
        4.4        Enforceability .............................................................................12
        4.5        Governmental Authorizations and Consents ...................................................12
        4.6        Financial Statements .......................................................................13
        4.7        Subsequent Events ..........................................................................13
        4.8        Title to Transferred Assets ................................................................13
        4.9        Intentionally Omitted ......................................................................14
        4.10       Licenses and Permits .......................................................................14
        4.11       Environmental Compliance ...................................................................14
        4.12       Employee Matters ...........................................................................15
        4.13       Assumed Contracts ..........................................................................17

                                      -i-

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              Page

        4.14       Effect of Agreement ........................................................................18
        4.15       Intangible Property ........................................................................19
        4.16       Suits, Actions and Claims ..................................................................19
        4.17       Records ....................................................................................19
        4.18       Inventory ..................................................................................19
        4.19       Accounts Receivable ........................................................................20
        4.20       Compliance with Law ........................................................................20
        4.21       Product Warranties .........................................................................20
        4.22       Intentionally Omitted ......................................................................20
        4.23       Intentionally Omitted ......................................................................20
        4.24       Intentionally Omitted ......................................................................20
        4.25       Brokers and Other Fees .....................................................................20
        4.26       Taxes ......................................................................................21
        4.27       No Other Representations and Warranties ....................................................21
ARTICLE 5            REPRESENTATIONS AND WARRANTIES OF BUYER ..................................................21
        5.1        Organization, Standing, Etc. of Buyer ......................................................21
        5.2        Corporate Authorization ....................................................................22
        5.3        Enforceability .............................................................................22
        5.4        Effect of Agreement ........................................................................22
        5.5        Governmental Authorizations and Consents ...................................................22
        5.6        Suits, Actions and Claims ..................................................................22
        5.7        Brokers ....................................................................................22
        5.8        Access .....................................................................................22
        5.9        Buyer Awareness ............................................................................23
ARTICLE 6            COVENANTS RELATING TO PERSONNEL ARRANGEMENTS .............................................23
        6.1        Employment of Seller's Employees ...........................................................23
        6.2        Seller Benefit Plans .......................................................................23
        6.3        Payment Obligations; Vacation Policies .....................................................23
        6.4        Severance Policies .........................................................................24

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                 Page

           6.5     Buyer Benefit Plans ...........................................................................24
           6.6     Employee Files ................................................................................24
           6.7     Profit Sharing Obligations ....................................................................24
           6.8     COBRA Obligations .............................................................................24
           6.9     Post-Closing Transition Matters ...............................................................24
           6.10    Employees Not Third Party Beneficiaries .......................................................25
           6.11    No Limits on Employee Policies ................................................................25
   ARTICLE 7         INTENTIONALLY OMITTED .......................................................................25
   ARTICLE 8         COVENANTS OF SELLER .........................................................................25
           8.1     Conduct of Business ...........................................................................25
           8.2     Access ........................................................................................27
           8.3     Notification of Certain Matters ...............................................................27
   ARTICLE 9         COVENANTS OF BUYER ..........................................................................28
           9.1     Investigation .................................................................................28
           9.2     Assistance with Respect to Excluded Assets ....................................................28
  ARTICLE 10         COVENANTS OF THE PARTIES ....................................................................28
          10.1     Commercially Reasonable Efforts ...............................................................28
          10.2     HSR Filing; Other Filings .....................................................................28
          10.3     Public Announcements ..........................................................................29
          10.4     Consents; Cooperation .........................................................................29
          10.5     Communications with Customers and Suppliers ...................................................30
          10.6     Liability for Transfer Taxes ..................................................................30
          10.7     Books and Records .............................................................................30
          10.8     Tax Matters ...................................................................................30
          10.9     Confidentiality ...............................................................................31
          10.10    Pro Rata Adjustments ..........................................................................33
          10.11    Exclusive Dealing .............................................................................34
          10.12    Use of Business Names by Buyer ................................................................35
          10.13    Transition Period Assistance ..................................................................35

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              Page
        10.14     Assignment of Confidentiality Agreements ....................................................35
        10.15     Reimbursement for Certain Amounts Relating to Performance Bonds,
                  Surety Bonds and Letters of Credit ..........................................................36
ARTICLE 11          BUYER PROTECTIONS: OVERBIDDING PROCEDURES AND BREAK-UP FEES ...............................37
        11.1      Bankruptcy Court Approvals ..................................................................37
        11.2      Bidding Procedures ..........................................................................38
ARTICLE 12          CONDITIONS TO OBLIGATIONS OF BUYER TO CLOSE ...............................................41
        12.1      Accuracy of Representations and Warranties ..................................................41
        12.2      Performance .................................................................................41
        12.3      No Conflict .................................................................................41
        12.4      No Material Adverse Change ..................................................................41
        12.5      Lease Agreement .............................................................................41
        12.6      Certificate .................................................................................41
        12.7      Intentionally Omitted .......................................................................41
        12.8      Intentionally Omitted .......................................................................42
        12.9      Intentionally Omitted .......................................................................42
        12.10     Bankruptcy Court Approval ...................................................................42
        12.11     HSR Act .....................................................................................42
        12.12     Consents ....................................................................................42
        12.13     Transfer Documents ..........................................................................42
        12.14     Transaction Documents .......................................................................42
        12.15     Further Instruments .........................................................................42
        12.16     Intentionally Omitted .......................................................................42
        12.17     Intentionally Omitted .......................................................................42
        12.18     Corporate Approval ..........................................................................42
        12.19     Liens Released ..............................................................................43
ARTICLE 13          CONDITIONS TO OBLIGATIONS OF SELLER TO CLOSE ..............................................43
        13.1      Accuracy of Representations and Warranties ..................................................43
        13.2      Performance .................................................................................43

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              Page

        13.3      No Conflict .................................................................................43
        13.4      Certificate .................................................................................43
        13.5      Bankruptcy Court Approval ...................................................................43
        13.6      HSR Act .....................................................................................43
        13.7      Consents ....................................................................................44
        13.8      Assumption Agreement ........................................................................44
        13.9      Transaction Documents .......................................................................44
        13.10     Further Instruments .........................................................................44
        13.11     Payment .....................................................................................44
        13.12     Releases ....................................................................................44
ARTICLE 14          POST-CLOSING COVENANTS ....................................................................44
        14.1      Delivery of Funds and Other Assets Collected by the Seller Parties; Power
                  of Attorney .................................................................................44
        14.2      Change of Name of Seller ....................................................................44
        14.3      Agreement Not to Compete ....................................................................45
ARTICLE 15          DAMAGE TO TRANSFERRED ASSETS ..............................................................46
        15.1      Damage or Destruction to Transferred Assets .................................................46
ARTICLE 16          TERMINATION ...............................................................................46
        16.1      Right to Terminate Agreement ................................................................46
        16.2      Remedies ....................................................................................47
ARTICLE 17          MISCELLANEOUS .............................................................................47
        17.1      Expiration of Representations, Warranties and Covenants .....................................47
ARTICLE 18          AGREEMENT CONVENTIONS .....................................................................48
        18.1      Further Assurances ..........................................................................48
        18.2      Notices .....................................................................................48
        18.3      Assignment; Binding Effect ..................................................................50
        18.4      Entire Agreement; Amendment; Governing Law; Etc .............................................50
        18.5      Consent to Jurisdiction .....................................................................50
        18.6      Severability ................................................................................50
        18.7      Reliance on Counsel and Other Advisors ......................................................51

                                TABLE OF CONTENTS
                                   (continued)


                                                                                                            Page

      18.8      Exhibits and Schedules .....................................................................51
      18.9      Rules of Construction ......................................................................51
      18.10     Counterparts ...............................................................................51
      18.11     Telecopy Execution and Delivery ............................................................51
      18.12     Joint and Several Liability ................................................................51

                                    SCHEDULES

Schedule    Subject Matter
--------    --------------

2.1(a)      Fixed Assets

2.1(m)      Real Estate Leases

2.2(g)      Excluded Owned Real Property

2.2(h)      Excluded Leasehold Title

2.2(m)      Excluded Contracts

2.4         Other Excluded Liabilities

4.5         Government Authorizations and Consents Required by Seller

4.6         Financial Statements

4.8         Title to Assets

4.10        Permits

4.11        Environmental Compliance

4.12(a)     Employees and Annual Compensation

4.12(b)     Benefits

4.12(c)     Labor Disputes, etc.

4.13        Assumed Contracts

4.15        Intangible Property

4.16        Suits, Actions and Claims

4.19        Accounts Receivable

4.21        Seller's Warranties

4.26        Tax Matters

5.4         Effect of Agreement

5.5         Government Authorizations and Consents Required by Buyer

Schedule    Subject Matter
--------    --------------

8.1         Conduct of Business, Permitted Encumbrances and Material Adverse
            Changes

10.15       Bonds and Letters of Credit

13.12       Releases

                                    EXHIBITS

A.          Definitions

B.          Form of Escrow Agreement

C. Example of Working Capital Adjustment and Description of Past Accounting Practices

D.          Form of Lease Agreement

                              ASSET SALE AGREEMENT

     THIS ASSET SALE AGREEMENT (this "AGREEMENT") is entered into as of April 15, 2002, by and among (i) American Architectural Products Corporation, a Delaware corporation ("AAPC"), (ii) Eagle & Taylor Company, doing business as Eagle Window & Door, Inc., a Delaware corporation and a wholly-owned subsidiary of AAPC ("SELLER", and together with AAPC, the "SELLER PARTIES"), and (iii) EWD Acquisition Co., a Delaware corporation ("BUYER"). Linsalata Capital Partners Fund IV, L.P., an Affiliate of Buyer ("LINCAP") has agreed to be a party to this Agreement solely for the purposes of Section 3.2(b) of this Agreement.

                                    RECITALS

     WHEREAS, capitalized terms not otherwise defined in this Agreement shall have the meanings assigned to them in EXHIBIT A;

     WHEREAS, Seller is engaged in the Business;

     WHEREAS, Buyer wishes to purchase and acquire from Seller, and Seller wishes to sell, assign and transfer to Buyer, the Transferred Assets (as defined in Section 2.1) free and clear of all Liens (other than Permitted Encumbrances), and Buyer has agreed to assume the Assumed Liabilities (as defined in Section 2.3), with approval of the Bankruptcy Court pursuant to Sections 105, 363 and 365 of the Bankruptcy Code, all for the Purchase Price (as defined in Section 3.2), and upon the terms and subject to the conditions hereinafter set forth;

     WHEREAS, Seller, among others, filed a bankruptcy petition under Chapter 11 of the Bankruptcy Code on December 18, 2000 (the "FILING DATE"), which Bankruptcy Case is being jointly administered as Case No. 00-43726 by the Bankruptcy Court;

     WHEREAS, Seller expects to implement the Contemplated Transactions through the Bankruptcy Case and in accordance with the Bankruptcy Code; and

     WHEREAS, the Contemplated Transactions involve a sale, other than in the ordinary course of business, of certain of Seller's assets and properties from Seller's bankruptcy estate pursuant to Bankruptcy Code Sections 363 and 365.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and covenants hereinafter set forth, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     1.1 DEFINITIONS. The definitions set forth in EXHIBIT A are incorporated herein by reference.

                                    ARTICLE 2
                         SALE AND PURCHASE OF THE ASSETS

     2.1 TRANSFERRED ASSETS. Subject to and upon the terms and conditions set forth in this Agreement, as of the Effective Time, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all right, title and interest in and to the properties, assets, Contracts and rights of Seller used or held for use in the Business, other than the Excluded Assets (collectively, the "TRANSFERRED ASSETS"), free and clear of all Liens (other than Permitted Encumbrances and the Assumed Liabilities). The Transferred Assets include, without limitation, the following:

         (a) all tangible personal property used or held for use in the Business, including, without limitation, all of the Fixed Assets listed on
SCHEDULE 2.1(a);

         (b) all accounts receivable (other than Intercompany Receivables) arising out of the operation or conduct of the Business, whether billed or unbilled, including, without limitation, that certain note receivable owing to Seller from Exclusive North in the amount of $141,756 as reflected on the Reference Balance Sheet (the "NOTE RECEIVABLE");

         (c) all rights of Seller with respect to the Transferred Intellectual Property;

         (d) subject to Section 3.7, all rights of Seller under the Contracts to which Seller is a party or by which Seller is bound that are listed on SCHEDULE 4.13, and all other Contracts to which Seller is a party or by which Seller is bound that are used or held for use or that arise out of, the operation or conduct of the Business (the "ASSUMED CONTRACTS"), but specifically excluding the Excluded Contracts;

         (e) all inventories of raw materials, finished products, work in process, goods, and office and other supplies located at the Transferred Facilities or in transit to or from the Transferred Facilities or those in possession of third parties used or held for use in connection with the Business;

         (f) all prepaid expenses and security deposits that relate to the Business, the Assumed Contracts or the Transferred Facilities, other than those prepaid expenses and security deposits set forth in Section 2.2(q);

         (g) all of the Books and Records;

         (h) subject to Section 3.7, all Consents and Permits that are used or held for use in the operation or conduct of the Business;

         (i) subject to Section 3.7, all rights under express or implied warranties from or rights against Seller's suppliers with respect to the Transferred Assets or the Assumed Contracts;

         (j) all rights to causes of action, lawsuits, claims and demands of any nature available to Seller with respect to the Transferred Assets, the Assumed Liabilities or to the

Business, other than (i) avoidance actions under the Bankruptcy Code and (ii) causes of action, lawsuits, claims and demands referred to in Sections 2.2(d), 2.2(e), 2.2(f) and 2.2(j);

         (k) subject to Section 3.7, all guarantees, warranties, indemnities, bonds, letters of credit and similar arrangements that run in favor of Seller in connection with the Transferred Assets;

         (l) all of Seller's rights and interests under all outstanding purchase orders entered into by Seller for the purchase of goods or services used or held for use in connection with the Business;

         (m) subject to Section 3.7, all other or additional privileges, rights, interests, properties and assets of Seller of every kind and description and wherever located, including without limitation the real estate leases listed on
SCHEDULE 2.1(m), that are used or held for use in connection with, or that are necessary to the continued conduct of, the Business as conducted since the Filing Date; and

         (n) all goodwill generated by or associated with the Business.

    2.2 EXCLUDED ASSETS. Notwithstanding anything contained in Section 2.1 hereof to the contrary, the Transferred Assets do not include and Buyer shall not purchase or acquire any right, title or interest of Seller in or to any of the following (herein referred to collectively as the "EXCLUDED ASSETS"):

         (a) subject to Buyer's rights set forth in Section 10.12, the names and marks "American Architectural Products Corporation" and "AAPC" and any name or mark derived from or including the foregoing, including all corporate symbols or logos incorporating "American Architectural Products Corporation" or "AAPC" (the "EXCLUDED INTELLECTUAL PROPERTY");

         (b) Intercompany Receivables, including, without limitation, any prepaid assets associated with AAPC's insurance policies;

         (c) (i) all books and records relating to or used in the business of Seller and that are not Books and Records and (ii) Seller's corporate franchise and stock record books, corporate seal, corporate record books containing minutes of meetings of directors and stockholders, Tax returns and records, books of account and ledgers, and other records relating to Seller's organization and stock capitalization;

         (d) all rights to any insurance policies, maintained by or on behalf of or covering Seller and specific to the Business, and all rights of action, lawsuits, claims and demands, rights of recovery and set-off, premiums and proceeds, under or with respect to such insurance policies;

         (e) all rights which accrue or will accrue to Seller under this Agreement and any and all claims and causes of action arising under Sections 544, 545, 547, 548, 549, 550 and 553(b) of the Bankruptcy Code or under comparable state law provisions;

         (f) all right, title and interest of Seller in and to and any Tax deposit, claim for any refund, credit, rebate or abatement with respect to Taxes of the Business for any period or portion thereof prior to the Effective Time;

         (g) fee title to the real property listed on SCHEDULE 2.2(g);

         (h) leasehold interest in and to the real property listed on SCHEDULE 2.2(h);

         (i) the Benefit Plans and all assets and Contracts relating thereto;

         (j) all claims against third parties for Losses suffered in connection with Excluded Assets and Excluded Liabilities;

         (k) all cash and cash equivalents and similar type investments on hand or in transit (such as certificates of deposit, treasury bills and other marketable securities);

         (l) all Consents and Permits of Seller not included within Section 2.1(h);

         (m) all Contracts rejected pursuant to Section 365 of the Bankruptcy Code by Seller prior to the Closing, which shall not include the leases relating to the Transferred Facilities, and all Contracts listed on SCHEDULE 2.2(m) hereto (the "EXCLUDED CONTRACTS");

         (n) all collateral posted by Seller or its Affiliates associated with bonds, letters of credit, performance bonds, bid bonds, surety bonds and similar arrangements in favor of others;

         (o) any shares of capital stock, debentures or other securities of Seller;

         (p) any projections, descriptive brochures or other documents prepared in connection with the sale of the Transferred Assets; and

         (q) all prepaid insurance expenses, all prepaid Ohio franchise taxes and that certain security deposit related to the IBM AS400.

    2.3 ASSUMPTION OF CERTAIN LIABILITIES. Subject to the terms and conditions set forth herein, as of the Effective Time, Buyer shall assume and pay, honor, perform and discharge when due the following Liabilities, other than any Excluded Liabilities:

         (a) all post-Closing performance obligations of Seller under the Assumed Contracts, including without limitation any guaranty by AAPC or an Affiliate of AAPC with respect to post-Closing obligations under an Assumed Contract, provided that Buyer specifically does not assume any Liabilities of Seller or AAPC or any Affiliate of AAPC relating to or arising out of any breach of any Assumed Contract occurring prior to the Closing Date or any damage to third parties resulting from acts, events or omissions occurring prior to the Closing Date, except as otherwise set forth in Section 2.3(c);

         (b) the management bonus payments for the year 2000 under Seller's 2000 management bonus plan in an aggregate amount not to exceed $630,000, all bonus payments for the year 2001, and the year 2002, if any, (prior to the Effective Time) under Seller's management bonus plan, all profit sharing obligations of Seller with respect to the employees of the Business for the year 2001, and the year 2002, if any, (prior to the Effective Time) and all accrued Liabilities set forth in
Section 6.3;

         (c) all Liabilities with respect to warranty claims relating to the Business arising solely out of the express terms of Seller's warranty Contracts with its customers that are in the form of (and solely in the form of) the express warranties identified on SCHEDULE 4.21 hereto, and that relate solely to products sold by Seller with respect to the Business on or after the Filing Date, excluding Liabilities for personal injury or damage to property other than the windows and doors manufactured by Seller and sold to such customers;

         (d) all Liabilities relating to or arising out of the conduct of the Business on or after the Effective Time;

         (e) all Liabilities prorated to Buyer pursuant to Section 10.10;

         (f) all unpaid payroll obligations of the Business with respect to vacation, salaries, wages and commissions of all days prior to the Effective Time to the extent reflected on the final Closing Schedule; and

         (g) all accounts payable of Seller arising from the conduct of the Business incurred in the ordinary course of business since the Filing Date to the extent reflected on the final Closing Schedule.

    The Liabilities described in clauses (a) through (g) are collectively referred to as the "ASSUMED LIABILITIES."

    2.4 EXCLUDED LIABILITIES. Notwithstanding Section 2.3 or any other provision of this Agreement and regardless of any disclosure to Buyer, Buyer shall not assume or in any way be responsible for, and Seller shall remain responsible for, all debts, claims, commitments and Liabilities of Seller that are not specifically included in the Assumed Liabilities (the "EXCLUDED LIABILITIES"). Excluded Liabilities shall include, without limitation, the following:

         (a) all Tax Liabilities, including penalties and interest, in respect of periods prior to the Effective Time;

         (b) any and all indebtedness of the Seller Parties for borrowed money;

         (c) Liabilities arising out of or under the Excluded Assets;

         (d) intercompany payables between the Business and the balance of AAPC's business arising from the conduct of the Business prior to the Effective Time;

         (e) except as specifically provided in Section 2.3(b) and 2.3(f), any Liabilities under Benefit Plans, including, without limitation, employee health care insurance and related claims;

         (f) the Liabilities, if any, listed on SCHEDULE 2.4;

         (g) any Liabilities relating to pending or threatened litigation, warranty claims (other than those included in the Assumed Liabilities), or bankruptcy and any Liability of Seller for costs and expenses incurred in connection with the Contemplated Transactions, including, without limitation, any broker's or finder's commission, fee or similar compensation;

         (h) any Environmental Liabilities related to or arising out of (i) the acts or omissions of either of the Seller Parties, (ii) the acts or omissions of any Person prior to the Effective Time related to either of the Seller Parties, the Business or the Transferred Assets, or (iii) the use, handling, storage, treatment or disposal of any Hazardous Materials related to either of the Seller Parties, the Business or the Transferred Assets prior to the Effective Time;

         (i) all payments required to be made pursuant to Section 365 of the Bankruptcy Code, which are necessary to cure defaults under the Assumed Contracts (the "CURE OBLIGATIONS");

         (j) any actual or alleged violation by Seller or any of its Affiliates of any Applicable Law;

         (k) any infringement or alleged infringement of the rights of any Person arising out of the use of any of the Transferred Intellectual Property in connection with the Business prior to the Effective Time;

         (l) any Liability arising under any Contract executed on behalf of Seller solely by the officers of AAPC, including Joseph Dominijanni and Jonathan Schoenike required to be listed on SCHEDULE 4.13 and not so listed;

         (m) all amounts owing to employees of the Seller Parties under the Key Employee Retention Program, as approved and described by the Bankruptcy Court in an order dated June 11, 2001;

         (n) any workers compensation claims relating to the Business for any period prior to the Effective Time; and

         (o) except for items specifically included in the Assumed Liabilities, all Liabilities of Seller relating to or arising out of any act, event or omission occurring prior to the Effective Time.

                                    ARTICLE 3
                           THE CLOSING; PURCHASE PRICE

     3.1 PLACE AND DATE. The closing of the sale and purchase of the Transferred Assets (the "CLOSING") and the assumption of the Assumed Liabilities shall take place at 10:00 a.m., local time, not later than (i) the second business day following the satisfaction or waiver of the conditions referred to in Articles 12 and 13 or (ii) the eleventh day after the Sale Order is obtained, whichever is later, at the offices of Calfee, Halter & Griswold LLP, or such other place upon which the parties may agree. The day on which the Closing actually occurs is sometimes referred to herein as the "CLOSING DATE." Notwithstanding the actual time of Closing on the Closing Date, the Closing shall be deemed to have occurred as of 11:59 p.m., local time, on the day of the Closing (the "EFFECTIVE TIME").

     3.2 PURCHASE PRICE AND DEPOSIT

         (a) The purchase price for the Transferred Assets shall be Sixty-four Million Seven Hundred Fifty Thousand Dollars ($64,750,000.00) (the "CASH PORTION") plus the assumption of the Assumed Liabilities plus or minus, as applicable, the Working Capital Adjustment plus or minus, as applicable, any adjustments as set forth in Section 10.10 (collectively, the "PURCHASE PRICE").

     3.3 Buyer or Lincap shall deliver to National City Bank (the "ESCROW AGENT") an amount equal to Two Hundred Fifty Thousand Dollars ($250,000.00) (the "DEPOSIT") as a deposit towards the Purchase Price on the date hereof (the "DEPOSIT DATE"). The Deposit shall be held and invested pursuant to the terms and conditions of the Escrow Agreement dated as of the Deposit Date (the "ESCROW AGREEMENT"), among the Seller Parties, Lincap, Buyer and the Escrow Agent, in substantially the form attached hereto as EXHIBIT B. The Deposit, together with interest earned thereon (the "ESCROWED DEPOSIT"), shall be credited towards the Cash Portion of the Purchase Price at the Closing. If this Agreement is terminated pursuant to Section 16.1(d) solely as a result of the failure to satisfy the conditions set forth in Sections 13.1, 13.2, 13.4 (except as it relates to 13.3), 13.8, 13.9, 13.10, or 13.11 (unless such failure to satisfy Sections 13.2, 13.4, 13.8, 13.9, 13.10 or 13.11 results from a failure of any condition set forth in Article 12), then the Escrow Agent shall pay the Escrowed Deposit to Seller and if this Agreement is terminated pursuant to Section 16.1 for any other reason, then the Escrow Agent shall pay the Escrowed Deposit to Lincap.

     3.4 INTENTIONALLY OMITTED.

     3.5 ALLOCATION OF PURCHASE PRICE.

         (a) The parties shall allocate the aggregate consideration (including the assumption of Assumed Liabilities) received by Seller with respect to the Transferred Assets, in accordance with Section 1060 of the Tax Code, as mutually agreed to by the parties pursuant to the procedure described below. Subject to the requirements of any applicable Tax law or election, all such mutually agreed-to allocations shall be used by each party in preparing any filings required pursuant to Section 1060 of the Tax Code or any Applicable Law and all relevant Income Tax Returns. Neither Buyer nor Seller will take any position before any taxing authority or in any judicial proceeding with respect to Income Taxes that is inconsistent with such mutually agreed-to allocations without the prior written consent of the other party, in the consenting party's sole discretion. The parties shall exercise commercially reasonable efforts to support such mutually agreed-to reported allocations in any audit proceedings initiated by any taxing authority; provided, however, that neither Seller nor Buyer shall have any obligation to pay for an appraisal or in any other way incur unreasonable or extraordinary out-of-pocket expenses.

         (b) Within thirty business days following the final determination of the Working Capital Adjustment, Buyer will provide to Seller copies of IRS Form 8594 and any required exhibits thereto with Buyer's proposed allocation of the consideration (including assumption of Assumed Liabilities) received by Seller with respect to the Transferred Assets for Seller's approval, which shall not be unreasonably withheld, conditioned or delayed. If Seller fails to respond to Buyer within 30 days of Seller receiving such IRS Form 8594, then Seller shall be deemed to have approved Buyer's allocation.

     3.6 DELIVERIES. At the Closing, Buyer shall deliver to or as directed by
Seller: (a) the Cash Portion of the Purchase Price, plus the Closing Date Addition or minus the Closing Date Reduction, as applicable, less the Escrowed Deposit by wire transfer of immediately available funds to an account or accounts designated by Seller and in a manner consistent with the Sale Order, and (b) the agreements, instruments of assumption, certificates and other documents required to be delivered by Buyer pursuant to Article 13. Seller shall deliver to Buyer the agreements, instruments of transfer, certificates and other documents required to be delivered by Seller pursuant to Article 12.

     3.7 WORKING CAPITAL ADJUSTMENT

         (a) If as of the Effective Time (x) the sum of (i) accounts receivable that are included in the Transferred Assets (net of allowances), (ii) inventory that is included in the Transferred Assets and (iii) prepaid expenses and security deposits that are included in the Transferred Assets (but specifically excluding the prepaid expenses and security deposits set forth in Section 2.2(q)) minus (y) the sum of (i) post-petition accounts payable relating to the Business (as reduced by all released checks which have not been paid) and (ii) the obligations relating to Employees of the Business described in Section 6.3,
(iii) salaries, wages and commissions of Employees of the Business, (iv) obligations with respect to customer CO-OP advertising to the extent such obligations relate to the Business (v) obligations to Employees of the Business with respect to Christmas gifts, (vi) obligations with respect to customer rebates to the extent such rebates relate to the Business, and (vii) a current portion of capital leases constituting Assumed Contracts (the foregoing calculation referred to as "WORKING CAPITAL") exceeds $12,593,495 ("TARGET WORKING CAPITAL"), the Cash Portion of the Purchase Price shall be increased dollar for dollar by the amount of such excess. If the Working Capital as of the Effective Time is less than the Target Working Capital, the Cash Portion of the Purchase Price shall be reduced dollar for dollar by the amount of such deficiency. The foregoing adjustment to the Cash Portion of the Purchase Price shall be referred to as the "WORKING CAPITAL ADJUSTMENT." For the avoidance of doubt, the parties hereto agree that Transfer Taxes that are the subject of
Section 10.6 hereof, all intercompany payables and Intercompany Receivables, and all assets and liabilities to be prorated pursuant to Section 10.10 shall be excluded from the computation of Working Capital. In addition, the obligations set forth in Section 2.3(b), workers compensation claims and health insurance claims shall be excluded from the computation of working capital. A sample Working Capital calculation is attached hereto as EXHIBIT C. The calculation of Working Capital as of the Effective Time (the "CLOSING DATE WORKING CAPITAL") shall be done in accordance with the past practices of Seller as identified on EXHIBIT C and shall be applied on a consistent basis throughout the periods identified and consistent with the preparation of the Financial Statements.

         (b) Seller shall deliver to Buyer and its accountants three business days prior to the Closing Date, written notice of Seller's good faith estimate of the Closing Date Working Capital and the Working Capital Adjustment, each signed by the President and Chief Financial Officer of Seller (and such notice shall set forth any objections or disagreements that the President and Chief Financial Officer may have with such estimate), and, based upon information reasonably available to Seller, along with the work papers and accounting records relating to the computation of the estimated Closing Date Working Capital and the estimated Working Capital Adjustment. Seller shall make available during normal business hours to Buyer all appropriate personnel to answer any questions of Buyer and its accountants relating to Seller's calculation of the such estimates. If the estimated Closing Date Working Capital exceeds the Target Working Capital (a "SURPLUS"), then at the Closing Buyer shall deliver to the Escrow Agent an amount (the "SURPLUS ESCROWED AMOUNT") equal to the lesser of (i) the Surplus and (ii) $200,000, and the balance of the Surplus shall be paid to Seller on the Closing Date (the "CLOSING DATE ADDITION") as provided under Section 3.5. If the estimated Closing Date Working Capital Adjustment is less than the Target Working Capital (a "CLOSING DATE REDUCTION"), then at the Closing Buyer shall deliver to the Escrow Agent an amount (the "DEFICIT ESCROWED AMOUNT") equal to the lesser of (i) the Closing Date Reduction and (ii) $200,000, and the Closing Date Reduction shall be deducted from the amount paid to Seller on the Closing Date as provided under
Section 3.5. All amounts held in escrow pursuant to this Section shall be held and invested pursuant to the terms of the Escrow Agreement, together with interest earned thereon (such amount, together with such interest, the "ESCROWED ADJUSTMENT").

         (c) The actual Working Capital Adjustment shall be determined and paid as follows:

                  (i) As soon as reasonably practicable after the Closing Date, but in no event later than the forty-fifth day following the Closing Date, Seller (with the cooperation of Buyer) shall prepare and deliver to Buyer a schedule (the "CLOSING SCHEDULE") detailing the amount and computation of the Working Capital Adjustment and the final Purchase Price.

                  (ii) Buyer will give representatives of Seller access to Buyer's books and records for the purpose of preparing the Closing Schedule and access to the appropriate personnel of Buyer for the purpose of calculating the amounts set forth in the Closing Schedule. Unless Buyer notifies Seller in writing (the "DISPUTE NOTICE") that Buyer disagrees with the amount of the Working Capital Adjustment contained in the Closing Schedule on the later of (A) 15 days after receipt of (x) the Closing Schedule and (y) all supporting and backup information reasonably requested by Buyer and (B) 60 days after the Closing Date, the Closing Schedule shall be conclusive and binding on Buyer and Seller and deemed final,

                           (1) and if the Working Capital Adjustment as set
                  forth on the Closing Schedule is (A) less than or equal to the Closing Date Addition or (B) greater than or equal to the Closing Date Reduction, as the case may be, the Cash Portion of the Purchase Price shall be decreased dollar for dollar by the amount of such difference (the "EXCESS PAYMENT") and Seller shall pay to Buyer, by wire transfer of immediately available funds within two business days after the end of the 15-day period referred to above, the Excess Payment, and the Escrow Agent shall pay to Buyer the Escrowed Adjustment.

                           (2) and if the Working Capital Adjustment as set
                  forth on the Closing Schedule is (A) greater than the Closing Date Addition or (B) less than the Closing Date Reduction, as the case may be, the Cash Portion of the Purchase Price shall be increased dollar for dollar by the amount of such excess (the "ADDITIONAL PAYMENT") and Buyer shall pay to Seller, by wire transfer of immediately available funds within two business days after the end of the 15-day period referred to above, the Additional Payment, less any funds constituting the Escrowed Adjustment and the Escrow Agent shall pay to Seller the Escrowed Adjustment, provided that if the Additional Payment is less than or equal to the Escrowed Adjustment, Buyer shall have no obligation to pay any amounts to Seller pursuant to the preceding clause and in such circumstances the Escrow Agent shall pay to Seller an amount equal to the Additional Payment and pay to Buyer any remaining balance of the Escrowed Adjustment.

                  (iii) If Buyer notifies Seller in writing that Buyer disagrees with the Closing Schedule within the above-referenced 15-day period, then Buyer and Seller shall attempt to resolve their differences with respect thereto in good faith within 10 days after Seller's receipt of Buyer's written notice of disagreement. If Buyer and Seller are unable to resolve any disputed issues within such 10-day period, then the parties shall submit the issues in dispute to an accounting firm (the "RESOLVING ACCOUNTANTS") mutually acceptable to both parties or, in the absence of agreement, to an accounting firm of national reputation selected by lot after eliminating Seller's and Buyer's principal outside accountants and one additional firm designated as objectionable by each of Seller and Buyer. If the disputed issues are submitted to the Resolving Accountants, each party shall furnish to the Resolving Accountants such work papers and other documents and information relating to the disputed issues as the Resolving Accountants may request and are available to such party, and each party will be afforded the opportunity to present to the Resolving Accountants any material relating to the determination and to discuss the determination with the Resolving Accountants. Each party shall be entitled to request and receive information from the other which the Resolving Accountants determine is or may be relevant to the resolution of the disputed issues. The Resolving Accountants shall be required to make a decision within thirty days of the date of their acceptance of their appointment as the Resolving Accountants. The determination of the Resolving Accountants, as set forth in a written notice delivered to the parties by the Resolving Accountants (the "NOTICE OF DETERMINATION"), shall be binding and conclusive on the parties absent fraud or manifest error. The fees and expenses of the Resolving Accountants for such determination shall be shared equally by Buyer and Seller.

                  (iv) Upon resolution of such disputed issues, whether by agreement of the parties or by determination of the Resolving Accountants, the parties shall pay the amounts as determined by the parties or the Resolving Accountants, as the case may be, and Buyer and the Seller Parties shall promptly following such resolution jointly execute a direction letter to the Escrow Agent directing the Escrow Agent to release the Escrowed Adjustment, to Buyer and/or Seller, as the case may be, in accordance with this Section 3.6(c).

                  (v) Seller shall maintain in its bankruptcy estate $1,000,000 until the earlier of (i) the expiration of the fifteen-day period referenced in Section 3.6(c)(ii) if Buyer has not delivered a Dispute Notice within such period and (ii) the later of (1) the resolution of any dispute described in the Dispute Notice, (2) the date of the Notice of Determination, if any, and (3) if a portion or all of the amounts in dispute described in the Dispute Notice is finally determined to be owing to Buyer (as determined by the parties or as set forth in the Notice of Determination), the date such amounts have been paid by Seller, if applicable, to Buyer; provided that if the disputed amount described in the Dispute Notice, if any, is less than or equal to $1,000,000, then after the delivery of the Dispute Notice, Seller shall only be required to maintain such disputed amount (less the Surplus Escrowed Amount or the Deficit Escrowed Amount, as the case may be).

     3.8 CONSENTS OF THIRD PARTIES. Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any Permit or Contract, or any other claim, right or benefit arising from or in connection with the Transferred Assets, to the extent that such assignment or transfer or an attempt to make such an assignment or transfer cannot be made pursuant to Section 365 of the Bankruptcy Code without the Consent of a third party. Seller shall use commercially reasonable efforts to obtain such Consents and shall make such payments to satisfy all Cure Obligations as may be necessary to assume, assign, and transfer any of the foregoing to Buyer at Closing pursuant to Section 365 of the Bankruptcy Code. In the event any such Consent is not obtained on or prior to the Closing Date, Seller shall cooperate with Buyer in any lawful arrangement to provide that Buyer shall receive the benefits under any such Contract or Permit on and after the Closing Date, provided that Buyer shall undertake to pay, perform, discharge or satisfy the corresponding Liabilities for the enjoyment of such benefit to the extent Buyer would have been responsible therefor if such Consent had been obtained.

                                    ARTICLE 4
              REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

          Except as set forth in the Disclosure Schedule delivered to Buyer contemporaneously herewith (the "DISCLOSURE SCHEDULE"), of which the Schedules referred to below are a part, and in the documents and other materials identified in the Disclosure Schedule (it being agreed that any matter disclosed in the Disclosure Schedule with respect to any section of this Agreement shall be deemed to have been disclosed with respect to all other sections of this Agreement if its relevance to such other sections can be reasonably discerned from such disclosure), and subject to the limitations contained in Section 17.1, as of the date of this Agreement, the Seller Parties make to Buyer the following representations and warranties:

          4.1 ORGANIZATION, STANDING, ETC. OF THE SELLER PARTIES. Each Seller Party is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction where it is organized and Seller has all requisite corporate power and authority to carry on the Business as currently conducted by it and to own or lease and to operate the properties of the Business used by it. Seller is qualified to do business in each jurisdiction in which the Business is conducted that requires such qualification and where the failure to so qualify would have a Material Adverse Effect on the Business. Each Seller Party is currently a debtor-in-possession in the Bankruptcy Case pursuant to the Bankruptcy Code, and retains full authority and power to operate its business and affairs pursuant to Sections 1107 and 1108 of the Bankruptcy Code, with no trustee, examiner, facilitator or other officer or agent with similar authority or powers to a trustee, examiner or facilitator having been appointed in such Bankruptcy Case.

         4.2 CORPORATE OWNERSHIP STRUCTURE. AAPC owns all of the outstanding capital stock of Seller, and there are no options, rights or other grants currently outstanding for the acquisition or purchase of any shares of the capital stock of Seller. Neither AAPC nor any of its Affiliates (other than Seller) owns any assets used or held for use in the Business.

         4.3 CORPORATE AUTHORIZATION. Subject to approval by the Bankruptcy Court, the execution, delivery and performance of this Agreement and all other documents executed or to be executed pursuant to this Agreement by each Seller Party (the "SELLER ANCILLARY AGREEMENTS"), and the consummation of the Contemplated Transactions, have been duly authorized by all necessary corporate action on the part of each Seller Party. Subject to approval by the Bankruptcy Court, this Agreement has been duly executed and delivered, and prior to Closing, each Seller Ancillary Agreement will be duly executed and delivered, in each case by a duly authorized officer of each Seller Party, as the case may be. Each Seller Party has the corporate power and authority necessary to enter into and perform its obligations under this Agreement and the Seller Ancillary Agreements to which it is a party and to carry out the Contemplated Transactions.

         4.4 ENFORCEABILITY. Subject to approval by the Bankruptcy Court, this Agreement constitutes and each Seller Ancillary Agreement will, when executed and delivered by the Seller Parties, constitute the valid and legally binding obligation of the Seller Parties, enforceable in accordance with their respective terms.

         4.5 GOVERNMENTAL AUTHORIZATIONS AND CONSENTS. Except as set forth on
SCHEDULE 4.5, no Consent of any Person is required to be obtained or made by the Seller Parties in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the Seller Ancillary Agreements or the consummation of the Contemplated Transactions, other than (a) any filing with the Federal Trade Commission and the Department of Justice under the HSR Act, and (b) Bankruptcy Court approval.

         4.6 FINANCIAL STATEMENTS. SCHEDULE 4.6 sets forth the unaudited financial statements as of and for the period ending December 31, 2001 that include: (a) an income statement of the Business and (b) a balance sheet as of December 31, 2001 (the "REFERENCE BALANCE SHEET", and together with the income statement described in clause (a), the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with past practices applied on a consistent basis throughout the periods indicated, are true and accurate in all material respects, and fairly present the financial condition and results of operation of Seller and the Business in all material respects as of December 31, 2001, except as set forth on SCHEDULE 4.6. The Reference Balance Sheet reflects, as of December 31, 2001, all Liabilities of Seller, including Liabilities for Taxes, to the extent such items are required to be reflected on such balance sheet under the principles identified in the preceding sentence.

         4.7 SUBSEQUENT EVENTS. Since December 31, 2001, there has not been:

                  (a) any change in the condition (financial or otherwise) or in the properties, assets, liabilities or business of the Business, except normal and usual changes in the ordinary course of business consistent with past practice;

                  (b) any breach or default by Seller or, to the Knowledge of either Seller Party, by any other party thereto, under any Material Contract or obligation under a Material Contract included in the Transferred Assets or by which Seller is bound;

                  (c) any damage, destruction or loss (whether or not covered by insurance) that has had a Material Adverse Effect on the Business;

                  (d) any cancellation of any material indebtedness with respect to the Business (individually or in the aggregate) or waiver of any claims or rights of substantial value outside the ordinary course of business;

                  (e) any sale, lease, license or other disposition of any assets held by Seller or used in the Business, other than inventory sold in the ordinary course of business consistent with past practice;

                  (f) any change in the business relationship or any dispute between any Major Customer or Major Supplier, which indirectly or in the aggregate would have a Material Adverse Effect on the Business;

                  (g) any notice received by Seller that any Major Customer intends to materially reduce its purchases from Seller or that a Major Supplier intends to materially reduce the sale of goods or services to Seller; or

                  (h) any occurrence or occurrences, event or events, or condition or conditions that has/have adversely affected the Transferred Assets or the Business, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Business.

         4.8 TITLE TO TRANSFERRED ASSETS. Seller owns or has the right to use (pursuant to a valid lease or license) all assets and properties necessary for Seller to conduct the Business in the manner presently conducted by Seller, and, except for the Excluded Assets, all of such assets and properties are included in the Transferred Assets. Except as set forth on SCHEDULE 4.8, Seller has good and marketable title to all the Transferred Assets, and pursuant to the Sale Order, Buyer shall receive good and marketable title to all the Transferred Assets, free and clear of all Liens except for Permitted Encumbrances. The plants, structures, equipment, vehicles and other tangible properties included in the Transferred Assets and the tangible property leased by Seller under leases included in the Transferred Assets are in good operating condition and repair, normal wear and tear excepted, and are capable of being used for their intended purpose in the Business as now conducted, except where such condition or capability would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Business. The Transferred Assets include all existing warranties and service Contracts with respect to any of the Transferred Assets to the extent transferable. All plants, structures, equipment, vehicles and other tangible properties included in the Transferred Assets, and the present use of all such items, conform to all Applicable Laws, except where the failure to conform or such violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Business, and no notice of any violation of any Applicable Laws relating to such assets or their use has been received by any Seller Party. The Transferred Assets include all easements, rights of ingress and egress, and utilities and services necessary for the conduct of the Business except where the failure to possess such easements, rights of ingress and egress and utilities and services would not reasonably be expected to have a Material Adverse Effect on the Business. Neither the whole nor any portion of any real property subject to leases included in the Transferred Assets has been condemned or otherwise taken by any public authority, nor, to the Knowledge of any Seller Party, is any such condemnation or taking threatened or planned.

     4.9 INTENTIONALLY OMITTED.

     4.10 LICENSES AND PERMITS. To each Seller Party's Knowledge, Seller has all material Permits necessary for the conduct of the Business as conducted by Seller since the Filing Date. A true and correct list of all such Permits is set forth on SCHEDULE 4.10. Seller has delivered to Buyer true and correct copies of all such Permits. Except as set forth on SCHEDULE 4.10, (a) each of said Permits is in full force and effect, (b) the Business is in compliance with the terms, provisions and conditions thereof, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect on the Business, (c) to each Seller Party's Knowledge, there are no outstanding violations, notices of noncompliance, judgments, consent decrees, orders or judicial or administrative actions, investigations or proceedings adversely affecting any of said Permits, and (d) to each Seller Party's Knowledge, no condition exists and no event has occurred which (whether with or without notice, lapse of time or the occurrence of any other event) would permit the suspension or revocation of any such Permits other than by expiration of the term set forth therein. Neither Seller Party makes any representation or warranty with respect to the transferability of the Permits to Buyer.

     4.11 ENVIRONMENTAL COMPLIANCE. Except as set forth in SCHEDULE 4.11:

          (a) Seller has at all times operated the Business and Transferred Assets in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of Environmental Laws and any related orders of any court or other Governmental Authority, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect on the Business.

          (b) There are no existing, pending or, to the Knowledge of the Seller Parties, threatened actions, suits, claims, investigations, inquiries or proceedings by or before any court or any other Governmental Authority directed against Seller with respect to the Business or the Transferred Assets that pertain or relate to (i) any Liabilities under any applicable Environmental

Law, (ii) violations of any Environmental Law or (iii) personal injury or property damage claims relating to the use, release or disposal of Hazardous Materials, except where such matters would not reasonably be expected to have a Material Adverse Effect on the Business.

          (c) Seller is not currently operating or required to be operating the Business or the Transferred Assets under any compliance order, schedule, decree or agreement, any consent decree, order or agreement, or any corrective action decree, order or agreement issued or entered into under, or pertaining to matters regulated by, any Environmental Law.

          (d) To the Knowledge of the Seller Parties (i) Seller does not own or operate any underground storage tanks that are a part of or related in any manner to the Transferred Assets, and (ii) no underground storage tanks are located on or under property relating to any Transferred Facility.

          (e) There has been no use, handling, storage, treatment, disposal or release of Hazardous Materials by Seller or related in any manner to the Business or the Transferred Assets that will cause Buyer to incur any Environmental Liability which would reasonably be expected to have a Material Adverse Effect on the Business.

          (f) The Seller Parties have provided Buyer with copies of all environmental audits, assessments or other evaluations of the Business or the Transferred Assets prepared by or on behalf of the Seller Parties or otherwise in the possession of either Seller Party.

For purposes of this Agreement, "ENVIRONMENTAL LAWS" shall mean all Applicable Laws pertaining to (a) air and water quality, (b) Hazardous Materials, (c) disposal, (d) the control of any potential pollutant, protection of human health or protection of the environment, including air, water or land, (e) the generation, handling, treatment, storage, disposal or transportation of waste materials, (f) the regulation of or exposure to hazardous, toxic or other substances alleged to be harmful or (g) other environmental matters, including the Clean Water Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Resource Conservation Recovery Act, the Occupational Health and Safety Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Emergency Planning and Community Right to Know Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodentocide Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act and the rules, regulations and ordinances of the cities and other jurisdictions in which the Business is located, the Environmental Protection Agency and all other applicable Governmental Authorities.

     4.12 EMPLOYEE MATTERS.

          (a) SCHEDULE 4.12(a) sets forth a true and complete list of the names of and current compensation paid by Seller to each employee of Seller utilized in connection with the operation of the Business as of the date of this Agreement, including (i) with respect to each non-salaried employee, his or her current hourly wage rate, and (ii) with respect to each salaried employee, his or her current annual salary and, if applicable, the amount of the management bonus payment under Seller's 2000 management bonus plan for the year 2000 that such employee is eligible to receive (salary and bonus to be shown separately). Seller has no obligation to pay or provide any type of severance benefit to any employees of Seller as a result of the consummation of the Contemplated Transactions or otherwise.

          (b) SCHEDULE 4.12(b) contains a complete and correct list as of the date of this Agreement of (i) all employee welfare benefit and employee pension benefit plans as defined in Sections 3(1) and 3(2) of ERISA, including, but not limited to, plans that provide retirement income or result in a deferral of income by employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment and (ii) all other material employee benefit agreements or arrangements, including without limitation deferred compensation plans, management bonus plans, profit sharing plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, stock award plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employment contracts, retention incentive agreements, consulting agreements, vacation policies, and other similar plans, agreements and arrangements that are currently in effect or were maintained within three (3) years of the date of this Agreement, or have been approved before this date but are not yet effective, for the benefit of directors, officers, employees or former employees (or their beneficiaries) of Seller, or with respect to which Seller may have any Liability (collectively referred to as "BENEFIT PLANS").

          (c) Except as set forth in SCHEDULE 4.12(c): (i) since December 31, 2001 there has not been any labor strike, dispute, work stoppage or lockout pending, or, to the Knowledge of Seller, threatened, against the Business; (ii) to the Knowledge of Seller, no union organizational campaign is in progress with respect to the employees of the Business; (iii) Seller is not engaged in any unfair labor practice in connection with the conduct of the Business; (iv) there are not any unfair labor practice charges or complaints against Seller pending, or, to the Knowledge of the Seller Parties, threatened, before the National Labor Relations Board in connection with the conduct of the Business; (v) there are not any pending, or, to the Knowledge of the Seller Parties, threatened, union grievances against Seller in connection with the conduct of the Business;
(vi) there are not any pending, or, to the Knowledge of the Seller Parties, threatened, charges in connection with the conduct of the Business against Seller or any current or former employee of the Business before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices; and (vii) Seller has not received notice since the Filing Date of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation of the Business and, to the Knowledge of the Seller Parties, no such investigation is in progress.

          (d) Neither Seller nor any entity (whether or not incorporated) that was at any time during the five-year period ending on the date of this Agreement treated as a single employer together with Seller under Section 414 of the Tax Code has ever maintained, had an obligation to contribute to, contributed to, or incurred any liability with respect to, a pension plan that is or was subject to Title IV of ERISA or Section 412 of the Tax Code.

          (e) Neither Seller nor any other entity has engaged in a transaction that could result in the imposition upon Seller of a civil penalty under Section 409 or 502(i) of ERISA or a

Tax under Section 4972, 4975, 4976, 4980B or 6652 of the Tax Code with respect to any Benefit Plan, and no fact or event exists that could give rise to any such liability.

          (f) Each Benefit Plan has been operated and administered in all material respects in accordance with its terms and Applicable Laws, including but not limited to ERISA and the Tax Code.

          (g) (i) The terms of all Benefit Plans that are intended to qualify under Section 401(a) of the Tax Code have been determined by the IRS to qualify under Section 401(a) of the Tax Code or (ii) the applicable remedial amendment periods under Section 401(b) of the Tax Code with respect to such Benefit Plans will not have expired prior to the Closing Date. No event or circumstance has occurred that could cause the IRS to disqualify any Benefit Plan that is intended to qualify under Section 401(a) of the Tax Code.

          (h) No Benefit Plan provides medical, surgical, hospitalization, or life insurance benefits (whether or not insured by a third party) for employees or former employees of Seller for periods extending beyond their retirement or other terminations of service, other than (i) coverage mandated by Applicable Law, (ii) death benefits under any pension benefit plan as defined in Section 3(1) of ERISA, or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

          (i) The consummation of the Contemplated Transactions, either alone or in conjunction with another event (such as a termination of employment), will not (i) entitle any current or former employee or officer of Seller to severance pay, or any other payment under a Benefit Plan, (ii) accelerate the time of payment or vesting of benefits under a Benefit Plan (except as specifically contemplated by this Agreement), or (iii) increase the amount of compensation due any such employee or officer.

          (j) There is no litigation, action, proceeding, audit, examination or claim pending, or to the Knowledge of any Seller Party, threatened or contemplated relating to any Benefit Plan (other than routine claims for benefits).

     4.13 ASSUMED CONTRACTS. Seller has made available to Buyer a copy or description of all Assumed Contracts constituting:

          (a) All customer Contracts and open purchase orders which require or could require any party thereto to pay in excess of $35,000 per annum;

          (b) All pending bids for customer Contracts with a reasonably expected value in excess of $35,000 per annum;

          (c) All Contracts for the employment of any Person;

          (d) All consulting Contracts;

          (e) All joint venture, teaming and similar arrangements;

          (f) All Contracts for the purchase by Seller of equipment involving outstanding commitments in excess of $50,000;

          (g) All notes and installment obligations and other Contracts relating to any borrowing, or issuance of letters of credit or surety, performance or other bonds or similar arrangements;

          (h) All leases (as lessee or lessor) of real or personal property involving payments of more than $50,000 per annum;

          (i) All agreements materially limiting the freedom of Seller to compete in the Business with any Person or in any geographical area;

          (j) All Contracts with (i) an Affiliate of Seller or (ii) any current or former officer or director or employee of Seller or any of its Affiliates;

          (k) All powers of attorney or agency Contracts with any Person pursuant to which such Person is granted the authority to act for or on behalf of Seller;

          (l) All Contracts involving payment by Seller of more than $50,000;

          (m) All Contracts providing for the services of any dealer, distributor, sales representative or similar representative;

          (n) All Contracts that are not yet fully performed or under which Seller has any continuing liability (pursuant to indemnification obligations or otherwise) and relating to any acquisition or disposition by Seller of any assets or rights, other than the disposition of inventory in the ordinary course of business consistent with past practice; and

          (o) All Contracts under which (i) any Person has directly or indirectly guaranteed Liabilities of Seller or (ii) Seller has directly or indirectly guaranteed Liabilities of any other Person.

A list or description of each of the items described above (the "MATERIAL CONTRACTS") is set forth on SCHEDULE 4.13. Except as disclosed on SCHEDULE 4.13, all Assumed Contracts are in full force and effect. Seller has performed or is performing in all material respects all obligations required to be performed by it under each Assumed Contract. Neither Seller Party, nor, to the Knowledge of each Seller Party, any other Person, is (with or without notice or lapse of time or both) in breach or default in any material respect under any Assumed Contract, and to the Knowledge of each Seller Party, no event has occurred which (with or without notice or lapse of time, or both) would permit termination, modification or acceleration thereunder. Neither Seller Party has received any notice that, nor to the Knowledge of the Seller Parties, does any party to any Assumed Contract intend to cancel, terminate or refuse to renew such Assumed Contract.

     4.14 EFFECT OF AGREEMENT. The execution and delivery of this Agreement and the Seller Ancillary Agreements by the Seller Parties and the consummation of the Contemplated Transactions will not (a) conflict with or result in any violation or breach of any of the terms or conditions of, or constitute a default under, the Certificate of Incorporation or other charter documents or bylaws of any Seller Party, or any Contract to which any Seller Party is now a party or by which any Seller Party or any of its properties or assets may be bound or affected; (b) result in any violation of any Applicable Law applicable to any Seller Party, the Transferred Assets or the Business; (c) cause Buyer to lose the benefit of any right or privilege included in the Transferred Assets; (d) relieve any Person of any obligation (whether contractual or otherwise) or enable any Person to terminate any such obligation or any right or benefit enjoyed by Seller or to exercise any right under any agreement in respect of the Transferred Assets or the Business; or (e) require notice to or the Consent, or order of any Person (except as may be contemplated by SCHEDULE 4.5).

      4.15 INTANGIBLE PROPERTY. SCHEDULE 4.15 lists all of the patents, inventions, trademarks, trade names, brand names, service marks, copyrights, Internet addresses, sites and domain names used or held for use in the Business as of the date of this Agreement. Except as set forth on SCHEDULE 4.15, the operation of the Business as now conducted by Seller does not require the use of any rights under any patents, inventions, trademarks, trade names, brand names, service marks or copyrights. Except as set forth on SCHEDULE 4.15, Seller owns and has the full and exclusive right to use in connection with the Business all of the items listed on SCHEDULE 4.15. All of the United States Transferred Intellectual Property listed on SCHEDULE 4.15 has been duly registered in, filed in or issued by the appropriate state or federal Governmental Authority where such registration, filing or issuance is necessary for the conduct of the Business. Seller has not transferred, encumbered or licensed to any Person any rights to own or use any portion of the items listed on SCHEDULE 4.15 or any other intangible property included in the Transferred Assets. To the knowledge of each Seller Party, neither (a) the items listed on SCHEDULE 4.15, (b) any other intangible property included in the Transferred Assets, nor (c) the operation of the Business as presently conducted, violates or infringes upon any patents, inventions, trademarks, trade names, brand names, service marks, copyrights, or Internet addresses, sites or domain names owned by others. To the Knowledge of each Seller Party, none of the items listed on SCHEDULE 4.15 or any other intangible property included in the Transferred Assets is being infringed upon by any Person.

      4.16 SUITS, ACTIONS AND CLAIMS. Except as set forth in SCHEDULE 4.16 or where such matters, individually or in the aggregate, would not reasonably be expected to result in a Liability in excess of $100,000, there are no pending, or to the Knowledge of each Seller Party, threatened, suits, actions, claims, inquiries, investigations or legal, administrative or arbitration proceedings against or affecting Seller or any of its properties, assets or business, including any such suits, actions, claims, inquiries, investigations or proceedings that question the validity or legality of the Contemplated Transactions, and there is no outstanding order, writ, injunction or decree of any Governmental Authority against or affecting Seller or any of its properties, assets or business.

      4.17 RECORDS. The Books and Records, including, but not limited to, all customer files, service agreements, quotations, correspondence, route sheets and historic revenue data of Seller, contain records of all matters required to be included therein by any Applicable Law. Seller has made available to Buyer copies of all Books and Records.

      4.18 INVENTORY. The inventory of Seller, taken as whole, whether reflected on the Reference Balance Sheet or subsequently acquired is (a) in good and usable condition, consistent with past practice, and (b) stated on the books and records of Seller at the lesser of cost and fair market value, with adequate reserves, all as determined in accordance with past accounting practices of Seller as reflected in EXHIBIT C. Since the date of the Reference Balance Sheet, there have not been any write-downs of the value of, or establishment of any reserves against, any inventory of the Business, except for write-downs and reserves in the ordinary course of business consistent with past practice.

      4.19 ACCOUNTS RECEIVABLE. All notes and accounts receivable of Seller (other than the Note Receivable) that are reflected on the Reference Balance Sheet or that have arisen since December 31, 2001 ("ACCOUNTS RECEIVABLE") have arisen from bona fide transactions in the ordinary course of business. Seller has not factored or discounted or agreed to factor or discount any Accounts Receivable. The values at which the Accounts Receivable are carried reflect the accounts receivable valuation policy of Seller which is consistent with Seller's past practice consistently applied. SCHEDULE 4.19 sets forth a true, correct and complete list of all Accounts Receivable written off by Seller, in whole or in part, as uncollectible during the two (2) years preceding the date hereof.
SCHEDULE 4.19 also sets forth a true, correct and complete aging of the Accounts Receivable of Seller as of the most recent practicable date, and, except as specifically noted on SCHEDULE 4.19, all of such Accounts Receivable (other than Intercompany Receivables) are included in the Transferred Assets.

      4.20 COMPLIANCE WITH LAW. To the Knowledge of the Seller Parties, Seller is in compliance with all Applicable Laws, except for such non-compliance that would not reasonably be expected to have a Material Adverse Effect on the Business. To the Knowledge of the Seller Parties, Seller has not received any notice of any violation or alleged violation of any Applicable Laws.

      4.21 PRODUCT WARRANTIES. SCHEDULE 4.21 contains a true, correct and complete copy of Seller's standard warranties and return policies for its products, and except as stated therein or provided for under any Applicable Law, there are no warranties, commitments or obligations with respect to the return, repair or replacement of Seller's products. To the Knowledge of the Seller Parties, there are no defects in design, construction or manufacture of Seller's products, which would reasonably be expected to have a Material Adverse Effect on the Business. None of Seller's products sold within the last two years have been the subject of any recall campaign, and to the Knowledge of the Seller Parties, no facts exist which would reasonably be expected to result in such a recall campaign.

      4.22 INTENTIONALLY OMITTED.

      4.23 INTENTIONALLY OMITTED.

      4.24 INTENTIONALLY OMITTED.

      4.25 BROKERS AND OTHER FEES. With the exception of fees and expenses payable to Conway, Del Genio, Gries & Co., LLC and amounts owing to employees of the Seller Parties under the Key Employee Retention Program, as approved and described by the Bankruptcy Court in an order, dated June 11, 2001, all of which shall be paid by AAPC, no agent, broker, Person or firm acting on behalf of, Seller or any of its Affiliates is, or will be entitled to any commission or broker's or finder's fee from any party hereto or from any Person controlling, controlled by or under common control with any parties hereto and no bonus shall be payable to any officer, director, employee, agent or sales representative of or consultant to the Seller Parties or the Seller Parties' Affiliates in each case, in connection with or upon consummation of the Contemplated Transactions.

      4.26 TAXES. Except as set forth on SCHEDULE 4.26, with respect to Taxes:

           (a) Seller has properly completed and filed or caused to be filed or shall properly complete and file or cause to be filed, within the time prescribed by Applicable Law, including extensions, all Tax Returns with respect to the Transferred Assets that are or were required to be filed under Applicable Laws with respect to any period ending on or prior to the Closing Date.

           (b) Seller has, within the time and in the manner prescribed by Applicable Law, paid or caused to be paid (and until the Closing Date will, within the time and in the manner prescribed by Applicable Law, pay or cause to be paid) all Taxes that are shown to be due and payable on Tax Returns filed or to be filed with respect to any period ending on or prior to the Closing Date.

           (c) Seller's filings and reporting with respect to, and payment of, Taxes with respect to all applicable sales, use, franchise, excise and similar Taxes relating to the Business are in compliance with all Applicable Laws related to such Taxes.

      4.27 NO OTHER REPRESENTATIONS AND WARRANTIES. Except as expressly set forth in this Agreement, the Schedules and Exhibits hereto, and any certificate or instrument delivered pursuant to the terms hereof, the Seller Parties make no representations or warranties with respect to the Business or Seller's operations, assets (including, without limitation, the Transferred Assets), liabilities (including, without limitation, the Assumed Liabilities) or condition, including, with respect to the Transferred Assets, any representation or warranty of merchantability, suitability or fitness for a particular purpose, or quality as to the Transferred Assets, or any part thereof, or as to the condition or workmanship thereof, or the absence of any defects therein, whether latent or patent.

                                    ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to the Seller Parties as set forth below as of the date of this Agreement:

      5.1 ORGANIZATION, STANDING, ETC. OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction where it is organized and has all requisite corporate power and authority to enter into this Agreement and the other documents, instruments and agreements executed or to be executed by it pursuant to this Agreement (the "BUYER ANCILLARY AGREEMENTS"), to carry out the Contemplated Transactions and to perform its obligations hereunder. Buyer is a "United States Person" within the meaning of the Tax Code. Buyer is qualified to do business in each state of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires such qualification and where the failure to so qualify would materially affect Buyer's ability to consummate the Contemplated Transactions.

      5.2 CORPORATE AUTHORIZATION. The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements, and the consummation of the Contemplated Transactions have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been and prior to Closing, the Buyer Ancillary Agreements will be duly executed and delivered by a duly authorized officer of Buyer. Buyer has the corporate power and authority necessary to enter into and perform its obligations under this Agreement and the Buyer Ancillary Agreements and to carry out the Contemplated Transactions.

      5.3 ENFORCEABILITY. This Agreement constitutes and the Buyer Ancillary Agreements when executed and delivered will constitute the valid and legally binding obligations of Buyer, enforceable in accordance with their respective terms.

      5.4 EFFECT OF AGREEMENT. Except as set forth on SCHEDULE 5.4, the execution and delivery of this Agreement and the Buyer Ancillary Agreements and the consummation of the Contemplated Transactions will not (a) conflict with or result in any violation or breach of any of the terms or conditions of, or constitute a default under, the Certificate of Incorporation or bylaws of Buyer, or any Contract to which Buyer is a party or by which Buyer or any of its assets or properties may be bound or affected; or (b) require notice to or the Consent or order of any Person (except as described in Section 5.5 or on SCHEDULE 5.5).

      5.5 GOVERNMENTAL AUTHORIZATIONS AND CONSENTS. Except as set forth on
SCHEDULE 5.5, no Consent of any Person is required to be obtained or made by Buyer in connection with the execution, delivery, performance, validity and enforceability of this Agreement other than (a) any filing with the Federal Trade Commission and the Department of Justice under the HSR Act, and (b) Bankruptcy Court approval.

      5.6 SUITS, ACTIONS AND CLAIMS. No action, suit, claim, inquiry, proceeding or governmental investigation is pending or, to the knowledge of Buyer, threatened, against or affecting Buyer, its Affiliates or their respective properties, assets or business at law or in equity before any Governmental Authority that seeks to question, delay or prevent the consummation of the Contemplated Transactions.

      5.7 BROKERS. No agent, broker, Person or firm acting on behalf of Buyer or any of its Affiliates is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with or upon consummation of any of the Contemplated Transactions.

      5.8 ACCESS. Buyer has received and reviewed the Financial Statements and is acquainted with the Business. Buyer has had an opportunity to review and has been given access to the assets, books, records and Contracts of the Business, and has been given the opportunity to meet with officers and other representatives of Seller for the purpose of investigating and obtaining information regarding the Business, the Transferred Assets and Assumed Liabilities and Seller's financial and legal affairs.

      5.9 BUYER AWARENESS. Based on its due diligence, Buyer is not aware of any fact, circumstance or condition which would constitute a breach of any representation or warranty of the Seller Parties contained in this Agreement, or which could reasonably be expected to have a Material Adverse Effect on the Business.

                                    ARTICLE 6
                  COVENANTS RELATING TO PERSONNEL ARRANGEMENTS

      6.1 EMPLOYMENT OF SELLER'S EMPLOYEES.

          (a) Buyer shall offer employment to all of the salaried and non-salaried Employees of the Business as listed on SCHEDULE 4.12(a), which list shall be updated as of the Closing Date, at substantially equivalent rates of pay and working conditions as those currently offered by Seller to such employees on the date of this Agreement. All employees of the Business accepting Buyer's offer of employment are hereinafter referred to as the "HIRED EMPLOYEES." Effective on the Closing Date, Seller shall, and hereby does, assign all confidentiality agreements previously entered into between Seller and such Hired Employees relating to the Business, to the extent assignable under the terms of such confidentiality agreements and Applicable Law.

      6.2 SELLER BENEFIT PLANS. Except for the Assumed Liabilities set forth in
Section 2.3(b), Buyer shall assume no responsibility with respect to any Benefit Plans. To the extent necessary, Seller may continue to communicate with the Hired Employees regarding their rights and entitlement to any benefits under the Benefit Plans. The parties shall cooperate with each other in the administration of all applicable employee benefit plans and programs.

      6.3 PAYMENT OBLIGATIONS; VACATION POLICIES. Immediately after the Closing, Buyer shall be responsible for the payment of all unpaid salaries, wages, commissions and vacation pay to the Employees of the Business to the extent, but only to the extent, such amounts are set forth on the final Closing Schedule. If Buyer does not offer employment to the Employees of the Business set forth on
SCHEDULE 4.12(a) in the manner contemplated by Section 6.1(a) (or does not hire any such Employee of the Business that accepts such offer), then Buyer shall be responsible for all severance obligations of such Employees of the Business. Buyer also shall be responsible for all costs, expenses and Liabilities attributable to the Hired Employees accruing after the Effective Time, including, but not limited to, any costs, expenses or Liabilities incurred in connection with the termination of the employment of a Hired Employee after the Effective Time. Buyer agrees to give each Hired Employee credit for prior years of service with Seller for purposes of calculating vacation pay that may be received pursuant to the vacation pay policy of Buyer as may be in effect from time to time after the Effective Time, and will waive any eligibility requirements of such policy with respect to the Hired Employees. Buyer shall allow the Hired Employees to take any unused vacation for the calendar year in which the Closing Date occurs and an expense accrual for any such unused vacation shall be included as a current liability of Seller for purposes of calculating the Closing Date Working Capital pursuant to Section 3.6 above. Buyer agrees to maintain for the one year period after the Closing Date for the benefit of the Hired Employees vacation policies no less generous than those provided by Seller immediately prior to the Effective Time.

      6.4 SEVERANCE POLICIES. Because all employees of the Business will be offered employment with Buyer, the parties intend that no such employee will be entitled to receive severance pay, whether or not such employee accepts such employment. Failure to accept employment with Buyer shall be deemed to be a voluntary resignation by the employee.

      6.5 BUYER BENEFIT PLANS. Each Hired Employee shall receive credit for prior years of service with Seller for all purposes of Buyer's benefit plans (except for purposes of benefits accrued under a defined benefit plan) and shall be entitled to participate in Buyer's employee benefit plans without the application of any applicable waiting periods. Buyer shall also permit the Hired Employees and their eligible dependents to participate in its applicable group medical plans. Buyer shall recognize all medical expenses incurred by the Hired Employees and eligible dependents during the calendar year of the Closing and prior to the Effective Time for purposes of satisfying the existing calendar year deductibles and such calendar year's co-payment limitations, if any.

      6.6 EMPLOYEE FILES. To the extent permitted by Applicable Law, on the Closing Date, or as soon as practicable thereafter, Seller shall deliver to a designee of Buyer a copy of all historical personnel records of each of the Hired Employees, including, but not limited to, employment agreements, confidentiality and non-competition agreements (which shall be included in the Transferred Assets), employment applications, corrective action reports, disciplinary reports, notices of transfer, notices of rate changes and other similar documents.

      6.7 PROFIT SHARING OBLIGATIONS. Buyer shall pay to all employees of the Business who are entitled thereto, the management bonus payments for the year 2000 under Seller's 2000 management bonus plan in an aggregate amount not to exceed $630,000, and all bonus and profit sharing obligations required to be paid by Seller to employees of the Business for the year 2001 and the year 2002, if any (prior to the Effective Time).

      6.8 COBRA OBLIGATIONS. Buyer will be solely responsible for any obligations for continuation coverage under Section 4980B of the Tax Code and part 6 of Subtitle B of Title I of ERISA with respect to Hired Employees.

      6.9 POST-CLOSING TRANSITION MATTERS. After Closing, Buyer and Seller will cooperate with each other and provide each other such information as is required concerning Hired Employees in order to determine whether a Hired Employee is entitled to compensation from either party or benefits under any plan, program or arrangement sponsored or maintained by either party. In addition, as soon as reasonably practicable after the Closing Date, the Seller Parties will take such actions as are necessary to cause Seller's 401(k) plan assets attributable to the Hired Employees who elect such transfer (with such election to be a one-time election), including outstanding loans to participants, to be transferred in a direct trustee-to-trustee transfer that is subject to the requirements of
Section 414(1) of the Tax Code; provided, however, that Buyer shall have no obligation to accept such transfer if Buyer does not receive from the Seller Parties proof (which is satisfactory to Buyer) that Seller's 401(k) plan will be fully qualified under Section 401(a) of the Tax Code at the time of such transfer.

      6.10 EMPLOYEES NOT THIRD PARTY BENEFICIARIES. No provision in this
Article 6 shall create any third-party beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) of Buyer, Seller or any of their respective Affiliates.

      6.11 NO LIMITS ON EMPLOYEE POLICIES. Except as otherwise specifically set forth in Sections 6.3, 6.5 and 6.7, nothing in this Agreement shall in any way limit Buyer's right at any time after the Effective Time to establish, eliminate or modify, for any or all Hired Employees any rates of pay, employee benefits, work rules or other employee policies in any way Buyer may determine appropriate or desirable in its sole discretion.

                                    ARTICLE 7
                              INTENTIONALLY OMITTED

                                    ARTICLE 8
                               COVENANTS OF SELLER

      8.1 CONDUCT OF BUSINESS.

         (a) Except as set forth on SCHEDULE 8.1 or as may be otherwise expressly permitted by this Agreement or with the prior written consent of Buyer, which shall not be unreasonably withheld, from the date hereof and prior to the Closing, Seller will:

                  (i) operate the Business only in the ordinary course of business consistent with the past practices of Seller since the Filing Date;

                  (ii) use commercially reasonable efforts to preserve intact the organization of the Business;

                  (iii) continue in full force and effect all existing insurance policies (or comparable insurance) of or relating to the Business;

                  (iv) use commercially reasonable efforts to preserve Seller's relationships with its suppliers, customers, licensors and licensees and others having business dealings with Seller relating to the Business;

                  (v) maintain the Transferred Assets in good working order and condition, ordinary wear and tear excepted;

                  (vi) perform all of its obligations under Contracts relating to or affecting the Transferred Assets or the Business;

                  (vii) duly and timely file all reports or returns required to be filed with any Governmental Authority, and promptly pay all Taxes levied or assessed upon it or its properties or upon any part thereof, except where such Taxes are not yet due or there is a good faith dispute and adequate reserves are maintained;

                  (viii) duly observe and conform to all Applicable Laws relating to the Transferred Assets or its properties or to the operation and conduct of the Business; and

                  (ix) remove and have released, by payment or otherwise, all Liens on the Transferred Assets, except for Permitted Encumbrances.

         (b) Without limiting the generality of Section 8.1(a), and except as may be otherwise expressly permitted by this Agreement or with the prior written consent of Buyer, which shall not be unreasonably withheld, delayed or conditioned, from the date hereof through the Closing, Seller shall not, with respect to the Business:

                  (i) enter into any material transaction in connection with the Business outside the ordinary course of business and not consistent with past practice;

                  (ii) conduct the Business outside the ordinary course of business (as conducted by Seller since the Filing Date);

                  (iii) sell, lease, transfer, mortgage or assign any of the Transferred Assets, tangible or intangible, other than inventory in the ordinary course of business;

                  (iv) cancel, compromise, knowingly waive or lease any material right or claim (or series of related rights and claims) under the Material Contracts, other than modifications to product sales orders and materials and supplies purchase orders in the ordinary course of business and consistent with past practice;

                  (v) make any material change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or agree to pay, conditionally or otherwise, any material bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any Employee of the Business, other than the increases and payments in the ordinary course of business consistent with past practice since the Filing Date;

                  (vi) enter into or assume any Contract related to the Business or the Transferred Assets other than in the ordinary course of business and consistent with past practice;

                  (vii) enter into or assume (whether or not in the ordinary course of business) any Contract or obligation related to the Business or the Transferred Assets (or of a type included in the Transferred Assets) that can be expected to (i) have a term lasting more than 90 days after the Closing Date or (ii) generate gross revenues or payments in excess of $100,000;

                  (viii) enter into or assume any pledge, conditional sale or other title retention agreement or Lien upon any of the Transferred Assets;

                  (ix) engage in any activities or transactions that would reasonably be expected to have a Material Adverse Effect on the Business;

                  (x) make or agree to make any capital expenditures in excess of $100,000;

                  (xi) make any investment in (including by purchase of stock or securities, contributions to capital, property transfers or otherwise), or loan or advance to, any Person;

                  (xii) enter into any transactions with any of its Affiliates;

                  (xiii) reject any Contracts pursuant to Section 365 of the Bankruptcy Code other than such Contracts which are not part of the Transferred Assets; and

                  (xiv) agree to do any of the foregoing.

         (c) In the event that Seller wishes to engage in any act which falls within the provisions of Section 8.1(b), Seller shall provide notice thereof to Buyer who shall advise Seller within three business days of any objection Buyer has with such action. If Buyer fails to object within such period, Buyer shall be deemed to have waived any objection to such act. Notwithstanding anything contained in this Agreement to the contrary, Seller shall not be required to obtain Buyer's consent under Section 8.1(b) for any repair or replacement made pursuant to Section 15.

      8.2 ACCESS. Subject to reasonable notice and as permitted by Applicable Law, Seller shall afford to Buyer and its accountants, counsel, lenders and other agents and representatives full access during normal business hours throughout the period prior to the Closing Date to all of the properties, Contracts, and Books and Records of the Business, which access shall include the right to conduct environmental assessments of such properties, including soil and groundwater sampling and, during such period, Seller shall furnish promptly to Buyer and its representatives access to all information concerning the Business, including its properties and personnel, as Buyer may reasonably request. Seller shall promptly upon request provide Buyer access to a true, complete and correct copy of each written Contract, together with all amendments or clarifications thereto, and a true, complete and correct summary of the terms and conditions of each oral agreement, related to the Business. If access is restricted due to a term in any such Contract or by Applicable Law, Seller shall use its commercially reasonable efforts to secure consent from the other party(ies) to the Contract to provide such access prior to Closing with sufficient time for Buyer review. Buyer will treat the documents and other material and information referred to in this Section 8.2 as confidential in compliance with Section 10.9.

      8.3 NOTIFICATION OF CERTAIN MATTERS. Seller shall give prompt notice to Buyer of (i) any breach by Seller of any of its representations or warranties at any time from the date of this Agreement to the Closing Date, or (ii) any failure of Seller to comply with or satisfy any of its covenants or conditions in a timely manner under this Agreement. If Seller becomes aware of any event requiring any change in the Disclosure Schedule, Seller will promptly deliver to Buyer a supplement to the Disclosure Schedule specifying such change. Notwithstanding the foregoing, no such notice or supplement to the Disclosure Schedule shall have any effect for the purpose of determining the satisfaction of the conditions set forth in Article 12.

                                    ARTICLE 9
                               COVENANTS OF BUYER

      9.1 INVESTIGATION. In conducting its review of the Business, Buyer shall conduct itself so as to not unreasonably interfere with the Business or with the performance of Seller's employees.

      9.2 ASSISTANCE WITH RESPECT TO EXCLUDED ASSETS. Following the Closing, upon request of Seller, Buyer will use its commercially reasonable efforts, at Seller's sole expense, to assist Seller in connection with the collection, maintenance or liquidation of the Excluded Assets. If Buyer receives payment in respect of such items following the Closing, Buyer shall promptly pay such amounts to Seller and shall notify promptly each such payor that any and all payments by that payor to Seller in the fixture should be made directly to Seller.

                                   ARTICLE 10
                            COVENANTS OF THE PARTIES

      10.1 COMMERCIALLY REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under Applicable Law and the terms of this Agreement to consummate the Contemplated Transactions, including the execution and delivery of any further instruments or documents which are reasonably requested by a party or its counsel in order to evidence or facilitate the consummation of the Contemplated Transactions.

      10.2 HSR FILING; OTHER FILINGS.

           (a) Not later than ten business days after the date of this Agreement, and pursuant to the applicable requirements of the HSR Act and the rules and regulations thereunder, Buyer and Seller shall cause to be filed with the Federal Trade Commission and the Antitrust Division of the Department of Justice all requisite documents and notifications in connection with the Contemplated Transactions. Buyer and Seller shall diligently and expeditiously comply with the HSR Act in connection with securing all necessary approvals or waivers thereunder. In furtherance thereof, Buyer and Seller shall each (i) promptly file a premerger notification and report form under the HSR Act and
(ii) use reasonable efforts to obtain early termination of the waiting period and to respond to any request for information under the HSR Act.

           (b) Buyer and Seller shall cooperate with one another (i) in determining whether any other action by or in respect of, or filing with, any Governmental Authority is required, or any actions or Consents are required to be obtained from parties to any Material Contracts, in connection with the consummation of the Contemplated Transactions and (ii) in taking such actions or making any such filings, in furnishing such information as may be required in connection therewith, and in seeking timely to obtain any such actions or Consents.

           (c) Seller shall reimburse Buyer for one-half of the filing fee under the HSR Act with respect to the filing contemplated by this Section 10.2 within five business days following the payment of such fee by Buyer. Except as contemplated by the preceding sentence, each party shall bear its own expenses of complying with this Section 10.2.

     10.3 PUBLIC ANNOUNCEMENTS. Neither Buyer, Seller nor any of their Affiliates will issue any press release or make any public statement with respect to this Agreement or the Contemplated Transactions, or disclose the existence of this Agreement to any Person, prior to the Closing and, after the Closing, will not issue any such press release or make any such public statement without the prior consent of Buyer, in the case of a statement by a Seller Party, or by the Seller Parties in the case of a statement by Buyer (any of which consent shall not be unreasonably withheld, conditioned or delayed), subject to any applicable disclosure obligations pursuant to Applicable Law (including Seller's and Buyer's requirement to issue a press release promptly after the execution of this Agreement, Seller's obligation to file a Form 8-K with the U.S. Securities and Exchange Commission, and disclosures required in furtherance of the overbid process in connection with the Bankruptcy Case or as contemplated by this Agreement), PROVIDED that the party proposing to issue any press release or similar public announcement or communication in compliance with any such disclosure obligations shall use commercially reasonable efforts to consult in good faith with the party(ies) whose consent would have been required otherwise before doing so. In addition, Buyer acknowledges that Seller has informed certain of its employees and may inform other employees of the Contemplated Transactions.

     10.4 CONSENTS; COOPERATION. Seller and Buyer will use their commercially reasonable efforts:

           (a) to obtain prior to the earlier of the date required (if so required) or the Closing Date, all Consents of all Governmental Authorities (including, without limitation, the approval of the Bankruptcy Court) and any other Persons that are required on their respective parts, for the consummation of the Contemplated Transactions;

           (b) to defend, consistent with applicable principles and requirements of Applicable Law, any lawsuit or other legal proceeding, whether judicial or administrative, whether brought derivatively or on behalf of third Persons (including Governmental Authorities) challenging this Agreement or the Contemplated Transactions;

           (c) to furnish to each other such information and assistance as may reasonably be requested in connection with the foregoing; and

           (d) to reasonably assist each other as necessary with regard to the determination of contract or order closeouts or other issues which affect the Assumed Contracts, to notify Buyer of additional disallowances or potential adverse audit findings, and to consult and reach agreement with respect to advanced coordination of negotiating positions, offers of compromise, or final agreements or settlements, all such cooperation to be without charge to any party to this Agreement.

     10.5 COMMUNICATIONS WITH CUSTOMERS AND SUPPLIERS. Seller and Buyer will mutually agree upon all communications with suppliers and customers of the Business relating to this Agreement and the Contemplated Transactions prior to the Closing Date.

     10.6 LIABILITY FOR TRANSFER TAXES.

           (a) The parties shall cooperate and use commercially reasonable efforts to avail themselves of the exemption from transfer taxes contained in
Section 1146(c) of the Bankruptcy Code. Buyer and Seller shall each be responsible for and pay in a timely manner one-half of all sales, use, value added, documentary, stamp, gross receipts, foreign withholding, registration, transfer, conveyance, excise, recording, license and other similar Taxes and fees ("TRANSFER TAXES") arising out of or in connection with or attributable to the Contemplated Transactions. Each party hereto shall prepare and timely file all Tax Returns required to be filed in respect of Transfer Taxes that are the primary responsibility of such party under Applicable Law, PROVIDED, HOWEVER, that such party's preparation of any such Tax Returns shall be subject to the other party's approval which approval shall not be unreasonably withheld, conditioned or delayed.

           (b) The Transferred Assets are composed of (i) assets as to which the "isolated, casual or occasional sale" exemption or similar exemption from Transfer Taxes is or may be applicable and (ii) other assets as to which other exemptions from Transfer Taxes are or may be applicable. In order to obtain any exemption or favorable tax rate, Buyer shall, to the extent consistent with Applicable Law, provide Seller with any exemption or resale certificate, permit, license or such other documentation as may be applicable and required by any taxing authority to establish the right to such exemption or tax rate.

     10.7 BOOKS AND RECORDS. Subject to the confidentiality provisions hereof, Seller shall have the right to retain copies of the Books and Records. From and after the Closing and until the sixth anniversary thereof, (a) Seller agrees to grant to Buyer, upon reasonable notice and during normal business hours, reasonable access to any books and records that pertain to the Business, but which are not Books and Records, to the extent it is operating and has books and records in its possession, and (b) Buyer agrees to grant to Seller or its estate, upon reasonable notice and during normal business hours, reasonable access to any Books and Records included in the Transferred Assets that pertain to the operations of the Business on or prior to the Closing Date, including without limitation for the purpose of the calculation of the Working Capital Adjustment, to the extent Buyer has such Books and Records in its possession, subject to the retention requirements set forth in Section 10.8.

     10.8 TAX MATTERS.

           (a) Seller and Buyer shall provide each other and its Affiliates with such assistance and documents, without charge and in a timely fashion, as may be reasonably requested by either of them in connection with (i) the preparation of any Tax Return related to the Business, or (ii) the conduct of any proceeding relating to Taxes arising in connection with the Business. Such assistance shall include, without limitation: (i) the provision on demand of reasonable books, records, Tax Returns, documentation or other information in such parties' possession relating to any relevant Tax Return ("TAX DATA"); (ii) the execution of any reasonable document that may be necessary or reasonably helpful in connection with the filing of any Tax Return, or in connection with any proceeding relating to Taxes, including, without limitation, the execution of powers of attorney and extensions of applicable statutes of limitations; and (iii) the use of reasonable efforts to obtain any reasonable documentation from any Governmental Authority or other Person that may be necessary or reasonably helpful in connection with the foregoing. Such cooperation shall include, without limitation, making their respective employees and independent auditors reasonably available on a mutually convenient basis for all reasonable purposes, including, without limitation, to provide explanations and background information and to permit the copying of books, records, schedules, workpapers, notices, revenue agent reports, settlement or closing agreements and other documents containing the Tax Data ("TAX DOCUMENTATION"). If a third party is retained in connection with any review hereunder, the party retaining such third party shall be responsible for any fees and expenses for such third party.

           (b) Seller and Buyer shall retain or cause to be retained (or shall give notice and permit copying as set forth in the last two sentences of this
Section 10.8(b)) the Tax Data, the Tax Documentation, all Tax Returns relating to the Business, schedules and workpapers, and all material records or other documents relating thereto, until one year after the expiration of all applicable statutes of limitations (including any waivers or extension thereof) with respect to the taxable periods to which such Tax Returns and other documents relate or until the expiration of any additional period that either Buyer or Seller, as the case may be, may reasonably request in writing with respect to specifically designated material records or documents; PROVIDED, HOWEVER, that in the event an audit, examination, investigation or other proceeding has been instituted prior to the expiration date of an applicable statute of limitations, the Tax Data and Tax Documentation relating thereto shall be retained until there is a final determination thereof (and the time for any appeal has expired). After the expiration of the time when the Tax Data and the Tax Documentation must be retained pursuant to this Section 10.8, then any such material may be destroyed. Seller shall give Buyer not less than thirty
(30) days' prior written notice before Tax Data or Tax Documentation in the possession or control of any member of the consolidated group of which AAPC is the common parent is destroyed and shall give Buyer an opportunity to copy any such material during such thirty (30) day period. Buyer shall give Seller not less than thirty (30) days' prior written notice before any Tax Data or Tax Documentation in the possession or control of Buyer is destroyed and shall give Seller an opportunity to copy any such material during such thirty (30) day period.

     10.9 CONFIDENTIALITY.

           (a) Each Seller Party recognizes and acknowledges that it has and will have access to certain confidential information of Seller that is included in the Transferred Assets (including, but not limited to, financial, accounting, marketing or management reports, employee and jobs data, salary structure, market data surveys, customer lists, internal memoranda, reports, business plans, analyses, forecasts, projections, confidential technology, intellectual property, trade secrets, know-how and any other materials, records and/or information of a proprietary nature) that after the consummation of the Contemplated Transactions will be valuable, special and unique property of Buyer. Each Seller Party agrees that it will not and will cause its Affiliates and representatives not to disclose on or after the Closing Date any such confidential information to any Person for any purpose or reason whatsoever, except to authorized representatives of Buyer. Each Seller Party recognizes and agrees that a violation of any of the agreements contained in this Section 10.9(a) will cause irreparable damage or injury to Buyer, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, Buyer shall be entitled to an injunction, without the necessity of posting bond therefor, restraining any further violation of such agreements. Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies Buyer may have against any Seller Party. Buyer acknowledges that such information shall not be deemed to be confidential information if it becomes public information through no fault of a Seller Party, and that any such confidential information shall be subject to the same qualifications and conditions contained in Section 10.9(b)(ii) and (iii).

           (b) Between the date of this Agreement and the Closing Date, Buyer and Seller will maintain in confidence, and will cause their respective Affiliates, directors, officers, employees, agents and advisors to maintain in confidence, and not use to the detriment of another party any written, oral, or other information obtained in confidence from each other in connection with this Agreement or the Contemplated Transactions, unless (i) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party,
(ii) the use of such information (including the filing of this Agreement) is necessary or appropriate in making any filing or obtaining any Consent or financing required in connection with the consummation of the Contemplated Transactions or any analysis thereof (including, without limitation, Bankruptcy Court approval of any of the Contemplated Transactions), or (iii) the furnishing or use of such information is required by legal proceedings, PROVIDED, HOWEVER, that the party required to disclose the confidential information shall first notify the other party of such order and afford the other party the opportunity to seek a protective order relating to such disclosure. Notwithstanding anything herein to the contrary, Seller shall not be under any restrictions with respect to disclosures to the Committee, CIT Business Group ("CIT") or any prospective purchasers of the Business (and their respective agents and representatives) (provided that any such prospective purchaser enters into a confidentiality agreement with terms substantially similar to the Prior Confidentiality Agreement) and Buyer acknowledges that Seller will file this Agreement with the Bankruptcy Court in furtherance of obtaining the Sale Order or other appropriate relief from the Bankruptcy Court.

           (c) If the Contemplated Transactions are not consummated, each party will immediately return or destroy all such confidential information and any and all copies thereof, however stored, and, if requested by the other party, shall certify conformity with this Section 10.9(c) in writing and shall continue to hold in confidence all such data and information in accordance with the terms of this Section 10.9.

           (d) The provisions of this Article 10 are in addition to, and not in lieu of, the provisions of the Confidentiality Agreement dated November 13, 2000, among the Seller Parties and Lincap related to the Contemplated Transactions (the "PRIOR CONFIDENTIALITY AGREEMENT"). From and after the Closing Date, the Prior Confidentiality Agreement shall be of no further force or effect.

     10.10 PRO RATA ADJUSTMENTS.

                  (i) To the extent not included in the Assumed Liabilities, Utility Charges, Rental Charges, Furniture and Equipment Charges, Real Property Taxes and Personal Property Taxes including, without limitation, accruals or prepayments thereof (all as individually defined below and collectively called the "PRORATION ITEMS"), shall be prorated directly between Seller and Buyer as provided in this Section 10.10.

                  (ii) For purposes of this Section 10.10, the capitalized terms set forth below shall have the following meanings:

                     (A) "UTILITY CHARGES" shall mean water, sewer, electricity, gas and other utility charges, if any, applicable to the Transferred Facilities;

                     (B) "RENTAL CHARGES" shall mean common area maintenance charges, merchant association dues, insurance reimbursement and rental charges payable or receivable and other payments or receipts (other than Real Property Taxes) applicable to the Transferred Facilities;

                     (C) "FURNITURE AND EQUIPMENT CHARGES" shall mean rental charges payable or receivable and other payments or receipts applicable to the furniture and equipment comprising the Transferred Assets;

                     (D) "REAL PROPERTY TAXES" shall mean ad valorem taxes imposed upon the Transferred Assets, general assessments imposed with respect to the Transferred Facilities and special assessments upon the Transferred Facilities, whether payable in full or by installments prior to the Effective Time; and

                     (E) "PERSONAL PROPERTY TAXES" shall mean ad valorem taxes imposed upon the personal property comprising the Transferred Assets other than any real property.

                  (iii) As soon as practicable after the Closing Date, all Utility Charges, Rental Charges, Furniture and Equipment Charges, Real Property Taxes and Personal Property Taxes (including amounts owed pursuant to transferable state licenses applicable to the Transferred Assets and transferred to Buyer hereunder) which are not included in the Assumed Liabilities shall be apportioned to the Closing Date, and representatives of Seller and Buyer will examine all relevant Books and Records as of the Closing Date in order to make the determination of the apportionments, which determinations shall be calculated in accordance with past practices. Payments in respect thereof shall be made to the appropriate party by check within thirty (30) days after such determination, except that payments for Real Property Taxes and Personal Property Taxes shall initially be determined based on the previous year's taxes and shall later be adjusted to reflect the current year's taxes when the tax bills are finally rendered. The parties shall fully cooperate with each other to avoid, to the extent legally possible, the payment of duplicate Personal Property Taxes, and each party shall furnish, at the request of the other, proof of payment of any Personal Property Taxes or other documentation which is a prerequisite to avoiding payment of a duplicate tax. Any disputes arising under Section 10.10 shall be resolved by the Resolving Accountants. If the disputed issues under this Section 10.10 are submitted to the Resolving Accountants, each party shall furnish to the Resolving Accountants such work papers and other documents and the information relating to the disputed issues as the Resolving Accountants may request and are available to such party, and each party will be afforded the opportunity to present to the Resolving Accountants any material relating to the determination and to discuss the determination with the Resolving Accountants. The Resolving Accountants shall be required to make a decision within thirty days of the date of their acceptance of their appointment as the Resolving Accountants. The determination of the Resolving Accountants, as set forth in a written notice shall be binding and conclusive on the parties absent fraud or manifest error. The fees and expenses of the Resolving Accountants for such determination shall be shared equally by Buyer and Seller.

                  (iv) In the event that either party (the "PAYOR") pays a Proration Item (other than if and to the extent included in the Assumed Liabilities) for which the other party (the "PAYEE") is obligated in whole or in part under this Section 10.10, the Payor shall present to the Payee evidence of payment and a statement setting forth the Payee's proportionate share of such Proration Item, and the Payee shall promptly pay such share to the Payor. In the event either party (the "RECIPIENT") receives payment of a Proration Item to which the other party (the "BENEFICIARY") is entitled in whole or in part under this Agreement, the Recipient shall promptly pay the Beneficiary's share to the Beneficiary.

    10.11 INTENTIONALLY OMITTED.

    10.12 USE OF BUSINESS NAMES BY BUYER.

         (a) Buyer acknowledges that Seller has asserted the absolute and exclusive proprietary right to all names, marks, trade names, trademarks, service names and service marks (collectively, "NAMES") incorporating "American Architectural Products Corporation" or "AAPC" or any similar Name and to all corporate symbols or logos (collectively, "LOGOS") incorporating "American Architectural Products Corporation" or "AAPC" or any similar Name. All rights of Seller and its Affiliates to the same and the goodwill represented thereby and pertaining thereto are being retained by Seller or its Affiliates. Buyer agrees that it will not, and will cause the Business not to, use the American Architectural Products Corporation or AAPC Name or any similar Name or any Logo incorporating such Name or any similar Name in any manner, including in connection with the sale of any products or services or otherwise in the conduct of the Business, except as expressly permitted by subsection (b) of this Section 10.12.

         (b) For a period of 90 days after the Closing Date (the "WINDOW PERIOD"), Seller hereby grants, effective as of the Closing Date, on a fully-paid, non-exclusive, royalty-free basis, to Buyer, the right to use the American Architectural Products Corporation and AAPC

Logos and the American Architectural Products Corporation and AAPC Names (i) to market and sell all services and products of the Business as currently conducted and (ii) in connection with the use of the Transferred Assets to the extent that such Logos and Names shall be printed on any of the Transferred Assets, including, without limitation, any catalogs, invoices, packaging material or stationery (PROVIDED, HOWEVER, that Buyer shall use its commercially reasonable efforts to cease its use of the American Architectural Products Corporation and AAPC Names and the American Architectural Products Corporation and AAPC Logos as soon as reasonably practicable prior to the expiration of the Window Period). Immediately upon the expiration of the Window Period, Buyer shall cease to use in any manner the American Architectural Products Corporation and AAPC Names and the American Architectural Products Corporation and AAPC Logos incorporating such Names and remove or obliterate such Names and the American Architectural Products Corporation and AAPC Logos from any products or other assets.

           (c) If this Agreement is terminated for any reason, Buyer shall and shall cause its Affiliates to cease using, and thereafter refrain from using, all names that include the word "Eagle," including the names "Eagle and Taylor Co." and "Eagle Window and Door, Inc." and all derivations thereof, and Buyer immediately will take all actions necessary to change its corporate name to a name that does not include the word "Eagle" or "Eagle and Taylor Co." or any derivation thereof and its assumed name to a name that does not include the word "Eagle" or "Eagle Window and Door, Inc." or any derivation thereof.

      10.13 TRANSITION PERIOD ASSISTANCE. The Seller Parties agree that during the 90-day period beginning on the Closing Date they will reasonably cooperate, and cause their respective officers, directors and other representatives to reasonably cooperate, with Buyer (at no cost to Buyer) in transitioning payroll and other general corporate services pertaining to the Business to Buyer and its designated Affiliates.

      10.14 ASSIGNMENT OF CONFIDENTIALITY AGREEMENTS. At the Closing, AAPC and Seller shall assign to Buyer all rights under all confidentiality agreements entered into by AAPC or Seller (to the extent not otherwise included in the Assumed Contracts) with any Person in connection with the Business (including without limitation in connection with the sale of the Business (or any portion thereof)) to the extent assignable under such confidentiality agreements and Applicable Law. Copies of all such confidentiality agreements shall be made available to Buyer on or prior to the Closing Date.

      10.15 REIMBURSEMENT FOR CERTAIN AMOUNTS RELATING TO PERFORMANCE BONDS, SURETY BONDS AND LETTERS OF CREDIT. Buyer shall reimburse the Seller Parties for any and all amounts that the Seller Parties have paid to the issuers of the performance bond, surety bond and letter of credit (but only to the extent and in the amount paid to RLI Insurance Company or The Weitz Company, Inc.) set forth on SCHEDULE 10.15 as a result of Buyer's failure to satisfy Buyer's post-Closing performance obligations under that certain Construction Contract, dated October 24, 2000, between Seller and The Weitz Company, Inc. (the "LIBERTY MEDIA CONTRACT"). Buyer shall also reimburse the Seller Parties for any and all amounts (other than attorney's fees) that the Seller Parties have paid to Liberty Media or to other Persons who are engaged to perform Buyer's post-Closing performance obligations under the Liberty Media Contract as a result of Buyer's failure to satisfy Buyer's post-Closing performance obligations under the Liberty Media Contract. Buyer and the Seller Parties agree to give each other prompt written notice of any act, omission, event, or circumstance that could rise to any claim against the Seller Parties by Liberty Media, The Weitz Company, Inc. or the issuers of the performance bond, surety bond and letter of credit listed on SCHEDULE 10.15, in each case to the extent such claim relates to the Liberty Media Contract. After the Closing Date, Buyer shall manage, control and defend any such claim and take all commercially reasonable steps to ensure that such claim does not give rise to any payment obligation of the Seller Parties under such performance bond, surety bond or letter of credit. Neither Seller Party shall settle, compromise or discharge such claim without Buyer's prior written consent (such consent not to be unreasonably withheld). The Seller Parties shall agree to any settlement, compromise or discharge of such claim which Buyer may recommend and by which by its terms obligates Buyer to pay the amounts contemplated in this Section 10.15. Seller may assume the defense of any such claim if Buyer fails to act in a commercially reasonable manner as set forth in the preceding sentence.

                                   ARTICLE 11
                           BANKRUPTCY COURT APPROVALS

      The obligations of Buyer and the Seller Parties to consummate the Contemplated Transactions are subject to and conditioned upon (i) the Sale Hearing occurring on or before April 19, 2002, (ii) the entry of an order (the "SALE ORDER") of the Bankruptcy Court, in form and substance reasonably satisfactory to Buyer, (A) approving this Agreement and the Contemplated Transactions, (B) transferring the Transferred Assets to Buyer free and clear of all Liens (except Permitted Encumbrances), and subject to the Assumed Liabilities, pursuant to Sections 105, 363 and 365 of the Bankruptcy Code, (C) authorizing Seller to assign to Buyer and Buyer to assume all of the Assumed Contracts pursuant to Section 365 of the Bankruptcy Code, (D) finding that good and sufficient notice of the application for approval of the Sale Order has been given to all Persons to whom such notice is required under the rules and procedures of the Bankruptcy Court or otherwise to effectuate the Contemplated Transactions, and (E) finding that this Agreement was entered into in good faith by the parties and was not the result of any improper agreements or actions, such that the parties are afforded the protection set forth in Section 363(m) of the Bankruptcy Code, and (iii) such Sale Order becoming final and no longer subject to appeal on or before April 30, 2002, or, if there shall be an appeal of the Sale Order, such order shall not have been stayed pending such appeal (the conditions set forth in this Section 11.1(b) being referred to herein as the "SALE ORDER APPROVAL").

                                   ARTICLE 12
                   CONDITIONS TO OBLIGATIONS OF BUYER TO CLOSE

      The obligations of Buyer to purchase the Business and the Transferred Assets and otherwise consummate the Contemplated Transactions at the Closing are subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived by Buyer, in its sole discretion, in whole or in part):

      12.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Seller Parties set forth in Article 4 that are qualified as to materiality shall be accurate and those not so qualified shall be accurate in all material respects as of the Closing, as though made on and as of the Closing Date, except to the extent that any of such representations and warranties refers specifically to a date other than the Closing Date, in which case such representations or warranties that are qualified as to materiality shall have been accurate as of such other date and those not so qualified shall have been accurate in all material respects as of such other date.

      12.2 PERFORMANCE. Each Seller Party shall have performed in all material respects all obligations required by this Agreement to be performed by it on or before the Closing Date.

      12.3 NO CONFLICT. The Contemplated Transactions and the consummation of the Closing shall not be illegal or prohibited under any Applicable Law. No temporary restraining order, preliminary or permanent injunction, cease and desist order or other order issued by any court of competent jurisdiction or any competent Governmental Authority or any other legal restraint or prohibition preventing the transfers contemplated hereby or the consummation of the Closing, shall be in effect, and there shall be no pending or threatened actions or proceedings by any Governmental Authority (or determinations by any Governmental Authority) that result, or would reasonably be expected to result, in a Material Adverse Effect on the Business.

      12.4 NO MATERIAL ADVERSE CHANGE. A Material Adverse Change shall not have occurred between the date hereof and the Closing Date. As used herein, "Material Adverse Change" shall mean a suspension of trading, for two consecutive days in their entirety, of securities generally on the New York Stock Exchange, the American Stock Exchange, or the NASDAQ National Market as a result of acts of terrorism.

      12.5 LEASE AGREEMENT. Seller shall have executed and delivered a lease in substantially the form attached hereto as EXHIBIT D (the "LEASE AGREEMENT") for a portion of the premises located at 375 E. 9th Street, Dubuque, Iowa 52001.

      12.6 CERTIFICATE. Buyer shall have received from a duly authorized officer of each of the Seller Parties a certificate dated the Closing Date confirming that the conditions in Sections 12.1, 12.2, and to the Knowledge of the Seller Parties, 12.3 have been satisfied.

      12.7 INTENTIONALLY OMITTED.

      12.8 INTENTIONALLY OMITTED.

      12.9 INTENTIONALLY OMITTED

      12.10 BANKRUPTCY COURT APPROVAL. The Bankruptcy Court shall have entered the Sale Order, in form and substance reasonably satisfactory to Buyer, and the implementation, operation or effect of such order shall not be stayed or any stay entered shall have been dissolved.

      12.11 HSR ACT. Any applicable waiting period under the HSR Act relating to the Contemplated Transactions shall have expired or been terminated.

      12.12 CONSENTS. The real estate leases set forth on SCHEDULE 2.1(m) shall have been assigned and transferred to Buyer pursuant to Section 365 of the Bankruptcy Code. All Consents from Governmental Authorities required to be obtained by Seller in connection with the

Contemplated Transactions shall have been obtained and shall be in full force and effect in form reasonably acceptable to Buyer.

      12.13 TRANSFER DOCUMENTS. Seller shall have delivered to Buyer at the Closing all documents, certificates and agreements necessary to transfer to Buyer all right and title to and interests in the Transferred Assets, including, without limitation:

           (a) bills of sale, assignments and general conveyances, a trademark assignment agreement and a registrant name change agreement, in form and substance reasonably satisfactory to Buyer, dated the Closing Date, with respect to the Transferred Assets;

           (b) assignments of all Assumed Contracts and any other agreements and instruments constituting Transferred Assets, dated the Closing Date, assigning to Buyer all of Seller's right, title and interest therein and thereto (and UCC financing statements evidencing the assignment of Seller's secured party's status under any Assumed Contract to Buyer); and

           (c) certificates of title to all owned motor vehicles, if any, included in the Transferred Assets, duly endorsed for transfer to Buyer as of the Closing Date.

      12.14 TRANSACTION DOCUMENTS. Seller shall have executed and delivered the other Transaction Documents.

      12.15 FURTHER INSTRUMENTS. Seller shall deliver to Buyer such further instruments of assignment, conveyance or transfer or other documents of further assurance as Buyer may reasonably request in advance of the Closing.

      12.16 INTENTIONALLY OMITTED.

      12.17 INTENTIONALLY OMITTED.

      12.18 CORPORATE APPROVAL. Each Seller Party shall have taken or caused to be taken all necessary or desirable actions, steps and corporate proceedings (including director, stockholder or other corporate Consents) to approve and authorize the transfer of the Business and the Transferred Assets by Seller to Buyer, and to approve and authorize the execution and delivery of this Agreement and the Seller Ancillary Agreements by each Seller Party, and each Seller Party shall deliver to Buyer at Closing a certificate to all such effects:

      12.19 LIENS RELEASED. Each Lien, if any, relating to the Transferred Assets shall have been terminated and released and proof thereof delivered to Buyer, except for Permitted Encumbrances.

                                   ARTICLE 13
                  CONDITIONS TO OBLIGATIONS OF SELLER TO CLOSE

      The obligation of Seller to sell the Transferred Assets at the Closing and otherwise consummate the Contemplated Transactions is subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived by Seller in its sole discretion, in whole or in part, after consultation with the Committee):

      13.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer set forth in Article 5 that are qualified as to materiality shall be accurate and those not so qualified shall be accurate in all material respects as of the Closing, as though made on and as of the Closing Date, except to the extent that any of such representations and warranties refers specifically to a date other than the Closing Date, in which case such representations or warranties that are qualified as to materiality shall have been accurate as of such other date and those not so qualified shall have been accurate in all material respects as of such other date.

      13.2 PERFORMANCE. Buyer shall have performed in all material respects all obligations required by this Agreement to be performed by Buyer on or before the Closing Date.

      13.3 NO CONFLICT. The Contemplated Transactions and the consummation of the Closing shall not be illegal or prohibited under any Applicable Law. No temporary restraining order, preliminary or permanent injunction, cease and desist order or other order issued by any court of competent jurisdiction or any competent Governmental Authority or any other legal restraint or prohibition preventing the transfers contemplated hereby or the consummation of the Closing, shall be in effect, and there shall be no pending or threatened actions or proceedings by any Governmental Authority (or determinations by any Governmental Authority) that result in, or would reasonably be expected to have a material adverse effect on the Contemplated Transactions.

      13.4 CERTIFICATE. Seller shall have received from a duly authorized officer of Buyer a certificate dated the Closing Date confirming, that the conditions in Sections 13.1, 13.2 and, to the knowledge of Buyer, 13.3 have been satisfied.

      13.5 BANKRUPTCY COURT APPROVAL. The Bankruptcy Court shall have entered the Sale Order, in form and substance reasonably satisfactory to Seller, and the implementation, operation or effect of such order shall not be stayed or any stay entered shall have been dissolved.

      13.6 HSR ACT. Any applicable waiting period under the HSR Act relating to the Contemplated Transactions shall have expired or been terminated.

      13.7 CONSENTS. All Consents required to be obtained by Buyer in connection with the Contemplated Transactions shall have been obtained and shall be in full force and effect, except where the failure to obtain such Consents did not and would not be reasonably expected to have a material adverse effect on the Contemplated Transactions.

      13.8 ASSUMPTION AGREEMENT. Seller shall have received from Buyer an assumption agreement, in form and substance reasonably satisfactory to Seller, under which Buyer shall have assumed the Assumed Liabilities.

      13.9 TRANSACTION DOCUMENTS. Buyer shall have executed and delivered the other Transaction Documents, including without limitation the Lease Agreement, unless Buyer has waived the condition set forth in Section 12.5 with respect to the Lease Agreement required to be entered into pursuant to Section 12.5.

      13.10 FURTHER INSTRUMENTS. Buyer shall deliver to Seller such further instruments of assumption or other documents of further assurance as Seller may reasonably request reasonably in advance of the Closing.

      13.11 PAYMENT. Seller shall have received the Cash Portion of the Purchase Price plus or minus the other amounts set forth in Section 3.5.

      13.12 RELEASES. The Seller Parties shall have received releases from Buyer releasing the Seller Parties from all guarantee obligations arising under or relating to the agreements set forth on SCHEDULE 13.12. Notwithstanding the foregoing, this condition shall be deemed to have been satisfied if the guarantee obligations set forth on SCHEDULE 13.12 have been assumed and assigned to Buyer pursuant to Section 365 of the Bankruptcy Code.

                                   ARTICLE 14
                             POST-CLOSING COVENANTS

      14.1 DELIVERY OF FUNDS AND OTHER ASSETS COLLECTED BY THE SELLER PARTIES; POWER OF ATTORNEY. Following the Closing, to the extent any Seller Party receives any funds or other assets in payment of accounts receivable, or in connection with any other Transferred Assets, sold to Buyer pursuant hereto, such Seller Party shall immediately deliver such funds and assets to Buyer and take all steps necessary to vest title to such funds and assets in Buyer. Each Seller Party hereby designates Buyer and its officers as such Seller Party's true and lawful attorney-in-fact, with full power of substitution, to execute or endorse for the benefit of Buyer any checks, notes or other documents included in the Transferred Assets or received by Seller in payment of or in substitution or exchange for any of the Transferred Assets. Each Seller Party hereby acknowledges and agrees that the power of attorney set forth in the preceding sentence is coupled with an interest, and further agrees to execute and deliver to Buyer from time to time any documents or instruments reasonably requested by Buyer to evidence such power of attorney.

      14.2 CHANGE OF NAME OF SELLER. Immediately upon the occurrence of the Closing, each Seller Party shall cease using, and thereafter refrain from using, all names that include the word "Eagle," including the names "Eagle and Taylor Co." and "Eagle Window and Door, Inc." and all derivatives thereof, and as soon as possible after the Closing, Seller will take all actions necessary to change its corporate name to a name that does not include the word "Eagle" or "Eagle and Taylor Co." or any derivation thereof and its assumed name to a name that does not include the word "Eagle" or "Eagle Window & Door, Inc." or any derivation thereof.

      14.3 AGREEMENT NOT TO COMPETE.

         (a) Each Seller Party understands that Buyer shall be entitled to protect and preserve the going concern value of the Business to the extent permitted by Applicable Law and that Buyer would not have entered into this Agreement absent the provisions of the provisions of this Section 14.3 and, therefore, for a period of one year from the Closing Date, the Seller Parties shall not, and shall cause each of their Affiliates not to, directly or indirectly:

                  (i) Engage in activities or business, or establish any new businesses, that are in competition with the Business as conducted as of the Closing Date, including (A) selling goods or services of the type sold by the Business as of the Closing Date, (B) soliciting any customer or prospective customer of the Business as of the Closing Date to purchase any goods or services sold by the Business as of the Closing Date, and
         (C) assisting any Person in any way to do or attempt to do anything prohibited by clause (A) or (B) above; and

                  (ii) Solicit, recruit or hire any of the Hired Employees or encourage any of the Hired Employees to leave the Business; provided that the foregoing shall not apply to general solicitations made by third party recruiters acting on behalf of the Seller Parties or their Affiliates.

         (b) The provisions of Section 14.3(a) shall not apply and shall be of no force and effect with respect to any successor or assign of the Seller Parties and their Affiliates by virtue of any sale, merger, exchange, lease or other reorganization (other than a sale, merger, exchange or other reorganization to an Affiliate of the Seller Parties).

                                   ARTICLE 15
                          DAMAGE TO TRANSFERRED ASSETS

     15.1 DAMAGE OR DESTRUCTION TO TRANSFERRED ASSETS. If, prior to the Closing Date, any of the Transferred Assets are damaged or destroyed, the Seller Parties will immediately notify Buyer of such damage or destruction. If the total cost of repairing or replacing any such damage or destruction (as reasonably estimated by a majority of David Beeken, Charlie Daoud, Ron Vander Weerd and Steve Stoppelmoor and in a manner reasonably consistent with the past practice of the Business) (i) is less than or equal to $100,000 in the aggregate, Seller shall use commercially reasonable efforts prior to the Closing Date to repair or replace such damage or destruction in the ordinary course in a prompt manner,
(ii) is greater than $100,000, the Purchase Price will be reduced on a dollar for dollar basis by the full amount of the lesser of the estimated replacement or repair cost up to a maximum of $1,500,000. If Seller makes the repairs or replacements contemplated in clause (i) of the immediately preceding sentence or the Purchase Price will be reduced as contemplated in clause (ii) of the immediately preceding sentence, then Buyer shall be precluded from asserting or claiming that (i) the Seller Parties were in breach of Section 4.7, or any other representation or covenant in this Agreement solely as any such representation or covenant relates to the condition of such asset damaged or destroyed and (ii) Buyer's consent was required to make any repair or replacement under this
Section 15.1. Notwithstanding anything contained in this Agreement, such $1,500,000 threshold in this Article 15, shall have no implication, or be used, for purposes of interpreting any other provision or sentence of this Agreement, including, without limitation, interpreting whether a Material Adverse Effect on the Business has occurred with respect to matters other than as set forth in this Article 15.

                                   ARTICLE 16
                                   TERMINATION

     16.1 RIGHT TO TERMINATE AGREEMENT. This Agreement may be terminated and the Contemplated Transactions may be abandoned at any time prior to the Closing (the actual date on which this Agreement is terminated being referred to herein as the "TERMINATION DATE"):

         (a) by Buyer if the Closing has not occurred by May 15, 2002 (the "OUTSIDE DATE"), unless such failure to close is due to a material breach by Buyer of this Agreement; or

         (b) by Seller if the Closing has not occurred by the Outside Date, unless such failure to close is due to a material breach by Seller of this Agreement; or

         (c) by Buyer if any of the conditions set forth in Article 12 have not been satisfied or if satisfaction of any such condition becomes impossible by the Outside Date (other than through the failure of Buyer to comply with Buyer's obligations under this Agreement); or

         (d) by Seller if any of the conditions set forth in Article 13 have not been satisfied or if the satisfaction of any such condition becomes impossible by the Outside Date (other than through the failure of Seller to comply with Seller's obligations under this Agreement); or

         (e) by mutual written consent of Buyer and Seller, subject to any necessary Bankruptcy Court approval; or

         (f) Intentionally Omitted.

         (g) by Buyer if the Board of Directors or sole stockholder of Seller does not approve this Agreement and the Contemplated Transactions; or

         (h) Intentionally Omitted.

         (i) by Buyer if Seller or the Committee fails to advocate the consummation of the Contemplated Transactions, except if (i) Seller acknowledges in writing to Buyer that the failure to advocate the consummation of the Contemplated Transactions arises from either of the Seller Parties being in breach of this Agreement (a "BREACH NOTICE"), which breach would give rise to a failure of a condition set forth in Section 12.1 or 12.2), and (ii) Buyer has not waived such breach; or

         (j) By Buyer upon receipt of a Breach Notice.

     16.2 REMEDIES. Notwithstanding anything herein to the contrary, (a) Buyer's exclusive remedies for any breach of this Agreement prior to Closing shall be its right to the Escrowed Deposit as contemplated in Section 3.2(b); provided, however, such amounts shall be due and payable only under the terms and conditions described therein and (b) subject to Section 10.15, Seller's exclusive remedies for any breach of this Agreement by Buyer (or against any of Buyer's Affiliates in connection with this Agreement) prior to Closing shall be its right to the Escrowed Deposit as contemplated in Section 3.2(b); provided, however, such amount shall be due and payable only under the terms and conditions described therein. Notwithstanding anything in this Agreement to the contrary, the provisions set forth in this Section 16.2 shall survive the termination of this Agreement

                                   ARTICLE 17
                                  MISCELLANEOUS

     17.1 EXPIRATION OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties set forth in this Agreement shall terminate and expire, and shall cease to be of any force or effect, on the Closing Date, except that either Buyer or the Seller Parties may at any time after the Closing Date use and rely upon the representations and warranties of the other Person(s) to establish or provide evidence of fraud or willful misconduct on the part of such other Person(s). Except as specifically provided for in this Agreement or the Transaction Documents, all covenants and agreements of the parties hereto set forth in the Transaction Documents that are intended to continue or begin after the Closing shall continue in effect until such time as any such obligation has been fulfilled or waived by the other parties to this Agreement. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT BUYER ACCEPTS THE CONDITION OF THE BUSINESS, THE TRANSFERRED ASSETS AND THE ASSUMED LIABILITIES WITHOUT ANY IMPLIED REPRESENTATION, WARRANTY OR GUARANTEE AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR AS TO THE CONDITION OF THE BUSINESS OR THE TRANSFERRED ASSETS, OR AS TO THE CONDITION, SIZE, EXTENT, QUANTITY, TYPE OR VALUE OF SUCH PROPERTY, EXCEPT ONLY AS MAY BE OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, AND THE SELLER PARTIES HEREBY EXPRESSLY DISCLAIM ANY AND ALL SUCH IMPLIED REPRESENTATIONS, WARRANTIES OR GUARANTEES.

                                   ARTICLE 18
                              AGREEMENT CONVENTIONS

     18.1 FURTHER ASSURANCES. The parties agree, at any time and from time to time after the Closing Date, upon reasonable request from any other party, to do, execute, acknowledge and deliver, as appropriate, such further acts, deeds, assignments, transfers, conveyances, assumptions, and powers of attorney as may reasonably be required for (a) the better assigning, transferring, granting, conveying, assuming, assuring and confirming to such other party, or its successors and assigns, of any of the assets, properties or liabilities to be assigned to it, or (b) the reassignment or return to Seller of assets that may have been inadvertently assigned, transferred or delivered to Buyer but should not have been so assigned, transferred or delivered, in each case as provided in the Transaction Documents.

     18.2 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under the Transaction Documents shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or courier or (d) sent by facsimile transmission. All such notices, requests, demands, waivers and other communications shall be deemed to have been received
(i) if by personal delivery, upon delivery, (ii) if by certified or registered mail, on the third business day after the mailing thereof, (iii) if by next-day or overnight mail or courier, on the business day after such mailing, and (iv) if by facsimile, three hours after the sender receives a fax confirmation, unless the fax is sent after 5:00 p.m. on a business day or on a non-business day, in which case it shall be deemed received on the next business day.

If to Buyer:

        Linsalata Capital Partners Fund IV, L.P.
        Landerbrook Corporate Center One
        Suite 280
        5900 Landerbrook Drive
        Mayfield Heights, Ohio 44124
        Attn: Stephen B. Perry
        Tel: (440) 684-1400
        Fax: (440) 684-0984

with a copy to:

        Calfee, Halter & Griswold LLP
        1400 McDonald Investment Center
        800 Superior Avenue
        Cleveland, Ohio 44114-2688
        Attn: Ronald H. Neill, Esq.
        Tel: (216) 622-8200
        Fax: (216) 241-0816


If to a Seller Party, to:

        Eagle & Taylor Company
        6500 Brooktree Road
        Suite 102
        Wexford, PA 15090
        Attention: Joseph Dominijanni
        Tel: (724) 940-2330
        Fax: (724) 940-2340

with a copy to:

        American Architectural Products Corporation
        860 Boardman--Canfield Road
        Suite 107
        Boca Building
        Boardman, Ohio 44512
        Attention: Jonathan Schoenike, Esq.
        Tel: (330) 965-9910
        Fax: (330) 965-9915
and

        Squire, Sanders & Dempsey L.L.P.
        Two Renaissance Square
        40 North Central Avenue, Suite 2700
        Phoenix, AZ 85004-4498
        Attention: Jordan A. Kroop, Esq.
        Tel: (602) 528-4024
        Fax: (602) 253-8129

or, in each case, to such other address as may be specified in writing to the other parties.

      Any party may give any notice, instruction or communication in connection with the Transaction Documents using any other means (including ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions, or communications are to be delivered by giving the other parties to the Transaction Documents notice thereof in the manner set forth in this Section 18.2.

      18.3 ASSIGNMENT; BINDING EFFECT. This Agreement may not be assigned by any party hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives and successors, including any trustee appointed pursuant to the Bankruptcy Code. This Agreement is for the sole benefit of the parties hereto and nothing herein expressed or implied shall give or be construed to give any Person, other than the parties hereto, any legal or equitable rights hereunder.

      18.4 ENTIRE AGREEMENT; AMENDMENT; GOVERNING LAW; ETC. Except for the Prior Confidentiality Agreement, the Transaction Documents (together with the Exhibits and Schedules thereto) embody the entire agreement and understanding among the parties hereto with respect to the subject matter thereof and supercede all prior agreements, letters and understandings. The Transaction Documents may be amended, modified, waived, discharged or terminated only by (and any consent hereunder shall be effective only if contained in) an instrument in writing signed by the party against which enforcement of such amendment, modification, waiver, discharge, termination or consent is sought. The Transaction Documents shall be construed in accordance with and governed by the laws of the State of Ohio as it applies to contracts to be performed entirely within Ohio.

      18.5 CONSENT TO JURISDICTION. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 3.6, THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION OVER ALL MATTERS (INCLUDING, BUT NOT LIMITED TO, ANY LEGAL ACTION, SUIT OR PROCEEDING) INVOLVING ANY OF THE PARTIES HERETO AND THEIR RESPECTIVE AFFILIATES ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND THE INTERPRETATION, IMPLEMENTATION AND ENFORCEMENT OF THIS AGREEMENT, AND THE PARTIES HERETO IRREVOCABLY SUBMIT AND CONSENT TO SUCH JURISDICTION.

      Each of Buyer and the Seller Parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 18.2 of this Agreement shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction as set forth above. Each of Buyer and the Seller Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the Bankruptcy Court, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      18.6 SEVERABILITY. Any term or provision of the Transaction Documents that is invalid or unenforceable in any jurisdiction, as to such jurisdiction, shall be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining terms and provisions of the Transaction Documents or affecting the validity or enforceability of any of the terms or provisions of the Transaction Documents in any other jurisdiction.

      18.7 RELIANCE ON COUNSEL AND OTHER ADVISORS. Each party has consulted such legal, financial, technical or other experts as it deems necessary or desirable before entering into the Transaction Documents. Each party represents and warrants that it has read, knows, understands and agrees with the terms and conditions of the Transaction Documents.

      18.8 EXHIBITS AND SCHEDULES. Each of the Exhibits and Schedules referred to in the Transaction Documents and attached thereto is an integral part of the Transaction Documents and is incorporated in the respective Transaction Documents by this reference.

      18.9 RULES OF CONSTRUCTION. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) references in the singular or to "him," "her," "it," "itself," or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be; (c) the use of the words "include" and "including" and any derivations thereof shall be deemed to have the words "without limitation" added thereafter, with regard to the items listed thereafter, and shall be interpreted as introducing a non-exclusive listing and not an exclusive listing; (d) provisions apply to successive events and transactions; (e) references to Articles, Sections, Schedules and Exhibits in a Transaction Document shall refer to Articles, Sections, Schedules and Exhibits of that Transaction Document, unless otherwise specified; (f) the headings in the Transaction. Documents are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of the respective Transaction Documents or any provision thereof; (g) the Transaction Documents shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused the Transaction Documents to be drafted; (h) the use of the term "specific" in relation to a subject means relating exclusively to that subject; and (i) references to "commercially reasonable efforts" in the Transaction Documents shall require the efforts that a prudent person desirous of achieving a commercially reasonable result would use in similar circumstances to achieve a result within a commercially reasonable time.

      18.10 COUNTERPARTS. The Transaction Documents may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one instrument.

      18.11 TELECOPY EXECUTION AND DELIVERY. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

      18.12 JOINT AND SEVERAL LIABILITY. All liabilities and other obligations of either Seller Party hereunder shall constitute the joint and several liability and obligation of the other Seller Party.

     IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the date first above written.

                BUYER:
                -----

                EWD ACQUISITION CO.

                By:/s/ STEPHEN B. PERRY
                   --------------------------------------------------------
                   Name: Stephen B. Perry
                        ---------------------------------------------------
                   Title: Chairman
                         --------------------------------------------------


                SELLER PARTIES:
                --------------

                SELLER:
                ------

                EAGLE & TAYLOR COMPANY

                By: /s/ JOSEPH DOMINIJANNI
                   --------------------------------------------------------
                   Name:  Joseph Dominijanni
                        ---------------------------------------------------
                   Title: CEO
                         --------------------------------------------------


                AAPC:
                ----
                AMERICAN ARCHITECTURAL
                PRODUCTS CORPORATION

                By: /s/ JOSEPH DOMINIJANNI
                   --------------------------------------------------------
                   Name: Joseph Dominijanni
                        ---------------------------------------------------
                   Title: CEO
                         --------------------------------------------------


                LINCAP:
                ------

                LINSALATA CAPITAL PARTNERS FUND
                IV, L.P.

                By: /s/ STEPHEN B. PERRY
                   --------------------------------------------------------
                   Name:  Stephen B. Perry
                   Title: Senior Vice President and Chief Financial Officer

                   A party solely for purposes of Section 3.2(b) of this Agreement